LONE STAR INDUSTRIES, INC.

                               AND

                          CHEMICAL BANK

                               as

                             Trustee



                            Indenture

                   Dated as of March 29, 1994



                           $78,000,000

                    10% SENIOR NOTES DUE 2003

                        TABLE OF CONTENTS



ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE. .
. . .
1

          SECTION 1.01   Definitions . . . . . . . . . . . .
. . . .
1
          SECTION 1.02   Incorporation by Reference of Trust
Indenture
Act 17
          SECTION 1.03   Rules of Construction . . . . . . .
. . . .
17

ARTICLE 2.     THE SECURITIES. . . . . . . . . . . . . . . .
. . . 18

          SECTION 2.01   Form and Dating . . . . . . . . . .
. . . .
18
          SECTION 2.02   Execution and Authentication. . . .
. . . .
18
          SECTION 2.03   Registrar and Paying Agent. . . . .
. . . .
19
          SECTION 2.04   Paying Agent to Hold Money in Trust
. . . .
19
          SECTION 2.05   Securityholder Lists. . . . . . . .
. . . .
20
          SECTION 2.06   Transfer and Exchange . . . . . . .
. . . .
20
          SECTION 2.07   Replacement Securities. . . . . . .
. . . .
20
          SECTION 2.08   Outstanding Securities. . . . . . .
. . . .
21
          SECTION 2.09   Securities Held by the Company or
an
Affiliate 21
          SECTION 2.10   Temporary Securities. . . . . . . .
. . . .
22
          SECTION 2.11   Cancellation. . . . . . . . . . . .
. . . .
22
          SECTION 2.12   Defaulted Interest. . . . . . . . .
. . . .
22

ARTICLE 3.     REDEMPTION. . . . . . . . . . . . . . . . . .
. . . 22

          SECTION 3.01   Notices to Trustee. . . . . . . . .
. . . .
22
          SECTION 3.02   Selection of Securities to be
Redeemed. . .
23
          SECTION 3.03   Notice of Redemption. . . . . . . .
. . . .
23
          SECTION 3.04   Effect of Notice of Redemption. . .
. . . .
24
          SECTION 3.05   Deposit of Redemption Price . . . .
. . . .
24
          SECTION 3.06   Securities Redeemed in Part . . . .
. . . .
24
          SECTION 3.07   Optional Redemption; Open Market
Purchases.
24
          SECTION 3.08   Mandatory Redemption. . . . . . . .
. . . .
24
          SECTION 3.09   Sinking Fund Payments . . . . . . .
. . . .
25

ARTICLE 4.     COVENANTS . . . . . . . . . . . . . . . . . .
. . . 26

          SECTION 4.01   Payment of Securities.. . . . . . .
. . . .
26
          SECTION 4.02   Maintenance of Office or Agency . .
. . . .
26
          SECTION 4.03   Corporate Existence . . . . . . . .
. . . .
26
          SECTION 4.04   Payment of Taxes. . . . . . . . . .
. . . .
27
          SECTION 4.05   Maintenance of Properties . . . . .
. . . .
27
          SECTION 4.06   SEC Reports . . . . . . . . . . . .
. . . .
27
          SECTION 4.07   Compliance Certificate. . . . . . .
. . . .
28
          SECTION 4.08   Restricted Investments and
Restricted Stock
Payments 28
          SECTION 4.09   Transactions with Affiliates. . . .
. . . .
30
          SECTION 4.10   Certain Limitations on
Indebtedness, etc. .
30
          SECTION 4.11   Conflicting Agreements. . . . . . .
. . . .
31
          SECTION 4.12   Restricted Subsidiaries . . . . . .
. . . .
31
          SECTION 4.13   Sales of Assets . . . . . . . . . .
. . . .
32
          SECTION 4.14   Change of Control.. . . . . . . . .
. . . .
32
          SECTION 4.15   Waiver of Stay, Extension or Usury
Laws . .
34
          SECTION 4.16   Maintenance of Insurance and
Records,
Compliance with Law 35
          SECTION 4.17   Value of Claims Represented by
Securities .
35
          SECTION 4.18   Investment Company Act of 1940. . .
. . . .
35
          SECTION 4.19   Notice of Default . . . . . . . . .
. . . .
36

ARTICLE 5.     SUCCESSORS. . . . . . . . . . . . . . . . . .
. . . 36

          SECTION 5.01   When Company May Merge, etc.. . . .
. . . .
36
          SECTION 5.02   Successor Substituted . . . . . . .
. . . .
37

ARTICLE 6.     DEFAULTS AND REMEDIES . . . . . . . . . . . .
. . . 37

          SECTION 6.01   Events of Default . . . . . . . . .
. . . .
37
          SECTION 6.02   Acceleration. . . . . . . . . . . .
. . . .
40
          SECTION 6.03   Other Remedies. . . . . . . . . . .
. . . .
40
          SECTION 6.04   Waiver of Past Defaults . . . . . .
. . . .
41
          SECTION 6.05   Control by Majority . . . . . . . .
. . . .
41
          SECTION 6.06   Limitation on Suits . . . . . . . .
. . . .
41
          SECTION 6.07   Rights of Holders to Receive
Payment. . . .
42
          SECTION 6.08   Collection Suit by Trustee. . . . .
. . . .
42
          SECTION 6.09   Trustee May File Proofs of Claims .
. . . .
42
          SECTION 6.10   Priorities. . . . . . . . . . . . .
. . . .
42
          SECTION 6.11   Undertaking for Costs . . . . . . .
. . . .
43

ARTICLE 7.     TRUSTEE . . . . . . . . . . . . . . . . . . .
. . . 43

          SECTION 7.01   Acceptance of Trusts; Duties of
Trustee . .
43
          SECTION 7.02   Rights of Trustee . . . . . . . . .
. . . .
44
          SECTION 7.03   Individual Rights of Trustee. . . .
. . . .
45
          SECTION 7.04   Trustee's Disclaimer. . . . . . . .
. . . .
45
          SECTION 7.05   Notice of Defaults. . . . . . . . .
. . . .
45
          SECTION 7.06   Reports by Trustee to Holders . . .
. . . .
45
          SECTION 7.07   Compensation and Indemnity. . . . .
. . . .
45
          SECTION 7.08   Replacement of Trustee. . . . . . .
. . . .
46
          SECTION 7.09   Successor Trustee by Merger, etc. .
. . . .
47
          SECTION 7.10   Eligibility; Disqualification . . .
. . . .
47
          SECTION 7.11   Preferential Collection of Claims
Against
Company 47

ARTICLE 8.     DISCHARGE OF INDENTURE. . . . . . . . . . . .
. . . 47

          SECTION 8.01   Termination of Company's and
Guarantors'
Obligations 47
          SECTION 8.02   Application of Trust Money. . . . .
. . . .
48
          SECTION 8.03   Repayment to Company or Guarantors.
. . . .
49
          SECTION 8.04   Reinstatement . . . . . . . . . . .
. . . .
49

ARTICLE 9.     AMENDMENTS. . . . . . . . . . . . . . . . . .
. . . 49

          SECTION 9.01   Without Consent of Holders. . . . .
. . . .
49
          SECTION 9.02   With Consent of Holders . . . . . .
. . . .
50
          SECTION 9.03   Compliance with Trust Indenture Act
. . . .
51
          SECTION 9.04   Revocation and Effect of Consents .
. . . .
51
          SECTION 9.05   Notation on or Exchange of
Securities . . .
51
          SECTION 9.06   Trustee Protected . . . . . . . . .
. . . .
51

ARTICLE 10.    GUARANTEE. . . . . . . . . . . . . . . . . .
. . . 52

          SECTION 10.01  Guarantee. . . . . . . . . . . . .
. . . .
52
          SECTION 10.02  Further Assurances . . . . . . . .
. . . .
54
          SECTION 10.03  Authorization of Actions to be
Taken by the
Trustee Under the Guarantee 54
          SECTION 10.04  Authorization of Receipt of Funds
by the
Trustee Under the Guarantee 54
          SECTION 10.05  Termination of Guarantee . . . . .
. . . .
54
          SECTION 10.06  Execution of Guarantee . . . . . .
. . . .
54

ARTICLE 11.    MISCELLANEOUS. . . . . . . . . . . . . . . .
. . . 55

          SECTION 11.01  Trust Indenture Act Controls . . .
. . . .
55
          SECTION 11.02  Notices. . . . . . . . . . . . . .
. . . .
55
          SECTION 11.03  Communication by Holders with Other
Holders
56
          SECTION 11.04  Action by Securityholders. . . . .
. . . .
56
          SECTION 11.05  Proof of Execution of Instruments
and of
Holding of Securities. 57
          SECTION 11.06  Revocation of Consents; Future
Holders Bound
57
          SECTION 11.07  Obligation to Disclose Beneficial
Ownership
of Securities. 57
          SECTION 11.08  Certificate and Opinion as to
Conditions
Precedent 58
          SECTION 11.09  Statements Required in Certificate
or Opinion
58
          SECTION 11.10  Rules by Trustee and Agents. . . .
. . . .
58
          SECTION 11.11  Legal Holidays . . . . . . . . . .
. . . .
59
          SECTION 11.12  No Recourse Against Others . . . .
. . . .
59
          SECTION 11.13  Duplicate Originals. . . . . . . .
. . . .
59
          SECTION 11.14  Governing Law. . . . . . . . . . .
. . . .
59
          SECTION 11.15  No Adverse Interpretation of Other
Agreements
59
          SECTION 11.16  Successors . . . . . . . . . . . .
. . . .
59
          SECTION 11.17  Separability . . . . . . . . . . .
. . . .
59
          SECTION 11.18  Table of Contents, Headings, etc..
. . . .
60

ARTICLE 12.    MEETINGS OF HOLDERS OF SECURITIES. . . . . .
. . . 60

          SECTION 12.01  Purposes of Meetings . . . . . . .
. . . .
60
          SECTION 12.02  Call of Meetings by Trustee. . . .
. . . .
60
          SECTION 12.03  Call of Meetings by Company or
Securityholders 61
          SECTION 12.04  Persons Entitled to Vote at
Meeting. . . .
61
          SECTION 12.05  Regulations for Meeting. . . . . .
. . . .
61

                      CROSS-REFERENCE TABLE
  TIA                                           Indenture
Section                                          Section

310(a)(1). . . . . . . . . . . . . . . . . . . . .
7.10
     (a)(2). . . . . . . . . . . . . . . . . . . . . .
7.10
     (a)(3). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (a)(4). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.08; 7.10
     (c) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
311(a) . . . . . . . . . . . . . . . . . . . . . .
7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
312(a) . . . . . . . . . . . . . . . . . . . . . .
2.05
     (b) . . . . . . . . . . . . . . . . . . . . . . .
11.03
     (c) . . . . . . . . . . . . . . . . . . . . . . .
11.03
313(a) . . . . . . . . . . . . . . . . . . . . . .
7.06
     (b)(1). . . . . . . . . . . . . . . . . . . . . .
7.06
     (b)(2). . . . . . . . . . . . . . . . . . . . . .
7.06
     (c) . . . . . . . . . . . . . . . . . . . . . . .
7.06
     (d) . . . . . . . . . . . . . . . . . . . . . . .
7.06
314(a) . . . . . . . . . . . . . . . . . . . . . .
4.06; 4.07
     (b) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
(c)(1) . . . . . . . . . . . . . . . . . . . . . .
11.08
     (c)(2). . . . . . . . . . . . . . . . . . . . . .
11.08
     (c)(3). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (d) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (e) . . . . . . . . . . . . . . . . . . . . . . .
11.09
     (f) . . . . . . . . . . . . . . . . . . . . . . . Not
Applicable
315(a) . . . . . . . . . . . . . . . . . . . . . .
7.01
     (b) . . . . . . . . . . . . . . . . . . . . . . .
7.05
     (c) . . . . . . . . . . . . . . . . . . . . . . .
7.01
     (d) . . . . . . . . . . . . . . . . . . . . . . .
7.01
     (e) . . . . . . . . . . . . . . . . . . . . . . .
6.11
316(a)(last sentence). . . . . . . . . . . . . . .
2.09
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . .
6.05
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . .
6.04
     (a)(2). . . . . . . . . . . . . . . . . . . . . . Not
Applicable
     (b) . . . . . . . . . . . . . . . . . . . . . . .
6.07
317(a)(1). . . . . . . . . . . . . . . . . . . . .
6.08
     (a)(2). . . . . . . . . . . . . . . . . . . . . .
6.09
     (b) . . . . . . . . . . . . . . . . . . . . . . .
2.04
318(a) . . . . . . . . . . . . . . . . . . . . . .
11.01
_______________________
This cross-reference tables does not constitute a part of the
Indenture.
          INDENTURE dated as of March 29, 1994 between LONE
STAR
INDUSTRIES, INC., a Delaware corporation (the "Company"), and Chemical
Bank, a New York banking corporation (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Company's 10% Senior Notes due 2003 (the "Securities").


                               ARTICLE 1.

           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions.

          "Actual Knowledge" has the meaning assigned to such term in
Section 6.01 hereof.

          "Adjusted Consolidated Net Income" means, with respect to the period commencing on the Effective Date and continuing through the last day of the fiscal quarter of the Company immediately preceding the date of determination (i) the sum of fifty percent of the
Consolidated Net Income for each fiscal year or partial fiscal year in such period minus (ii) the sum of one hundred percent of the
Consolidated Net Losses for each fiscal year or partial fiscal year in such period.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under common control with the Company or any Guarantor, as the case may be; provided, however, that the term
Affiliate, with respect to the Company, shall not include any wholly-owned Restricted Subsidiary of the Company. For this purpose,
"control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a
Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Party Transaction" has the meaning assigned to such term in Section 4.09 hereof.

          "Agent" means any Registrar, Paying Agent or Co-
Registrar.

          "Average Life to Stated Maturity" means, with respect to any
Indebtedness, at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bankruptcy Law" has the meaning assigned to such term in
Section 6.01 hereof.

          "Board of Directors" means the Board of Directors of any
Person or any committee of the Board authorized to act for it hereunder.

          "Business Day" has the meaning assigned to such term in
Section 11.11 hereof.

          "Capital Stock" means any shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capitalized Rent" under any Capitalized Lease shall mean, at any time as of which the amount thereof is to be determined, the lesser of (i) 10 times the amount of the maximum net rent payable under such lease during any period of 12 consecutive months subsequent to the date as of which the rental obligation is to be determined and
(ii) the lesser of (x) the aggregate amount of net rent payable under such lease until the expiration thereof in accordance with its terms and (y) the aggregate amount of net rent payable thereunder until the first date as of which the lessee shall have the right to terminate such lease, together with any other payments required on the part of the lessee to effect such termination. The net rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. The amount to be included in net rent for any given period with respect to any portion thereof which may be a variable shall be such amount as the
Company shall in good faith determine is reasonably to be expected to be due as a result of such variable.

          "Cash Equivalents" means, at any time: (i) any evidence of
Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);
(ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the
Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements, in each case maturing within 180 days from the date of acquisition, collateralized by marketable direct obligations issued or unconditionally guaranteed by the government of the United States of
America or issued by any agency thereof and backed by the full faith and credit of the United States of America; provided that the terms of such agreements comply with the guidelines set forth in the Federal
Financial Agreements of Depository Institutions With
Securities
Dealers and Others, as adopted by the Comptroller of the Currency on
October 31, 1985; and (v) money market funds described in clause (v) of the definition of Permitted Investments.

          "Change of Control" means (a) a sale of all or substantially all of the assets of the Company as an entirety to any person (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act), (b) the approval by the stockholders of the Company of a plan of liquidation or dissolution, or
(c) any
person or group (within the meaning of Rule 13d-5 under the Exchange
Act and Section 13(d) and 14(d) of the Exchange Act) becoming, directly or indirectly, the "beneficial owner," as defined in Rule
13d-3 under the Exchange Act (in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or otherwise), of greater than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other person surviving the transaction.

          "Change of Control Offer" has the meaning assigned to such term in Section 4.14 hereof.

          "Change of Control Purchase Date" has the meaning assigned to such term in Section 4.14 hereof.

          "Change of Control Purchase Price" has the meaning assigned to such term in Section 4.14 hereof.

          "Common Stock" means the common stock, par value
$1.00 per
share, of the Company or any security into which the common stock may be converted.

          "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof, and thereafter means such successor.

          "Computation Date" has the meaning assigned to such term in
Section 4.08 hereof.

          "Consolidated Net Income (Loss)", with respect to any period subsequent to the Effective Date, means net income (or loss) of the
Company and its Subsidiaries, other than Rosebud, Construction
Aggregates and any Subsidiary referred to in clause (A)(i) of the definition of Restricted Subsidiary herein, all as consolidated
(except as expressly provided herein) and determined in accordance with GAAP but excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto); (ii) net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iii) gains or losses in respect of Sales of Assets (net of fees and expenses relating to the transaction giving rise thereto and on an after-tax basis); (iv) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders; and (v) any net income of any Person who is not a wholly-owned Subsidiary (except to the extent of the amount of dividends or distributions actually paid in cash to the Company or a wholly-owned Subsidiary of the Company during such period, but not in excess of the Company's pro rata share of such Person's net income).

          "Consolidated Net Worth" means the total assets of a Person and its Restricted Subsidiaries minus the total liabilities of a
Person and its Restricted Subsidiaries, as consolidated (except for the exclusion of Subsidiaries which are not Restricted Subsidiaries) and determined in accordance with GAAP; provided, however, when determining the Consolidated Net Worth of a Person and its Restricted
Subsidiaries for purposes of Section 5.01(iv), New York Trap
Rock and
NYTR Transportation shall be excluded.

          "Construction Aggregates" means Construction
Aggregates
Limited, a corporation organized under the laws of Nova
Scotia.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

          "Custodian" has the meaning assigned to such term in Section
6.01 hereof.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Dividends" means any dividends declared by a Person on its
Capital Stock (other than (i) dividends payable to the Company or dividends payable by Subsidiaries of a Restricted Subsidiary to such
Restricted Subsidiary, (ii) dividends payable solely in Capital Stock of the Company and (iii) dividends required under the terms of
Preferred Stock of a Restricted Subsidiary permitted under Section
4.10 hereof).

          "EBITDA" means, in respect of any period subsequent to the
Effective Date, the Consolidated Net Income (or Consolidated
Net
Loss), plus (i) any amounts that were deducted from revenues in determining such Consolidated Net Income (or Consolidated Net Loss) in respect of depreciation, amortization and Interest Expense, (ii) the aggregate amount of any provisions (or minus any credits) for federal, state, and local franchise, income and similar taxes
(including taxes based on capital), and (iii) without duplication, the aggregate amount of all non-cash charges to Consolidated Net Income
(or Consolidated Net Loss); minus (a) non-cash items increasing
Consolidated Net Income and (b) interest income.

          "Effective Date" means April 14, 1994.

          "Employee Settlement Agreements" means settlement agreements in effect on the Effective Date with (i) the PBGC, (ii) the Official
Committee of Retired Employees of the Company and its Subsidiaries and
(iii) the Unions, and all related agreements, documents and instruments, as amended, modified and supplemented from time to time to the extent permitted under Section 4.16(d) hereof.

          "ERISA" means the Employee Retirement Income
Security Act
of 1974, as amended from time to time.

          "ERISA Controlled Group" means a group which includes the
Company and which is treated as a single employer under
Section 414(b)
or (c) of the Internal Revenue Code of 1986, as amended.

          "Event of Default" has the meaning assigned to such term in
Section 6.01 hereof.

          "Excepted Lease" means (i) any lease existing on the
Effective Date and renewals or extensions thereof, (ii) any lease between the Company or any Restricted Subsidiary (other than New York
Trap Rock and NYTR Transportation) and the Company or any wholly-owned
Restricted Subsidiary (other than New York Trap Rock and
NYTR
Transportation) and (iii) any lease which is a Trap Rock
Permitted
Transaction.

          "Excess Net Proceeds" means at any date of determination, the excess of (i) all Net Proceeds received from time to time subsequent to the Effective Date during the Company's fiscal year (or portion thereof) in which such date occurs by the Company or any
Restricted Subsidiary over (ii) $2 million.

          "Exchange Act" means the Securities Exchange Act of 1934,
as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Fair Value" means fair market value as determined in good faith by the Board of Directors of the Company.

          "First Fiscal Year" means the first four complete fiscal quarters following the Effective Date.

          "GAAP" means generally accepted accounting principles in effect from time to time.

          "Guarantee" means the Guarantee set forth in
Article 10
hereof to be made for the benefit of the Securityholders from time to time by the Guarantors.

          "Guarantee Agreement" means the Guarantee
Agreement dated
as of the date hereof between the Company and Chemical Bank, as trustee, pursuant to which the Company has guaranteed the payment of a portion of certain Asset Proceeds Notes issued by Rosebud pursuant to a separate Indenture, dated as of the date hereof, between Rosebud and Chemical Bank, as Trustee.

          "Guarantor" means each Restricted Subsidiary in existence from time to time other than New York Trap Rock and NYTR
Transportation.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

          "Incentive Compensation Plan" means the incentive compensation plan for certain employees of the Company with respect to the sale of assets of Rosebud as in effect on the Effective Date and any replacement or modification thereto so long as such replacement or modification is not materially disadvantageous to the
Holders or the Company.

          "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness for money borrowed, created, incurred or assumed by such Person or guaranteed by such Person or for which it is otherwise liable or responsible (such as by agreement to purchase indebtedness of others), (b) all amounts owing by such Person under Purchase Money Indebtedness or other purchase money liens or conditional sales or other title retention agreements, (c) all indebtedness secured by any mortgage, pledge or other lien or encumbrance upon property owned by such Person, even though such
Person has not assumed or become liable for the payment of such indebtedness, (d) all Capitalized Rent under any Capitalized Lease
(other than Excepted Leases), (e) the lowest mandatory or optional redemption price or liquidation value of outstanding Preferred Stock issued by such Person, if a Restricted Subsidiary, and owned by any
Person other than the Company or another Restricted Subsidiary, (f) all obligations under any agreement relating to the fixing of interest rates on any Indebtedness, such as an interest rate swap, cap or collar agreement if and to the extent the same would constitute a liability on the balance sheet of such Person prepared in accordance with GAAP and (g) all obligations in respect of standby letters of credit issued at the request of such Person; provided, however, that the term Indebtedness shall exclude (i) trade payables and other accrued current liabilities incurred in the ordinary course of business; (ii) any obligations to the Company or any wholly-owned
Restricted Subsidiary; (iii) any obligations arising from the
Production Payment Transaction, (iv) in the case of the Company, any obligations arising under the Guarantee Agreement and (without limitation) any obligations on any Payment Notes hereafter issued thereunder and (v) any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust money (or evidences of such indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as and when due, and thereafter such money and evidences of indebtedness so deposited shall not be included in any computation of the assets of such Person. In determining the Indebtedness of the Company and its
Restricted Subsidiaries, any Indebtedness for which the Company and one or more Restricted Subsidiaries or for which two or more Restricted Subsidiaries are obligated shall be deemed to be Indebtedness of only one such Person.

          "Indenture" means this Indenture as amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a firm of financial advisors (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Interest Expense" means, in respect of any period subsequent to the Effective Date, (i) all interest charges on
Indebtedness of the Company and its Restricted Subsidiaries (and, in the case of Preferred Stock included in the definition of Indebtedness, mandatory dividends thereon when payable, regardless of when declared, other than liquidating and similar dividends) paid or payable (or, with respect to any original issue discount, accrued) in respect of such period, including without limitation all late charges, funding cost adjustments, prepayment and yield protection fees paid or payable in respect of Indebtedness, and interest payable on obligations arising under the Production Payment Transaction, during such period and (ii) 4% of the amount of all lease payments (other than lease payments under Capitalized Leases) during such period in connection with any sale-leaseback transaction entered into after the date hereof.

          "Interest Expense Ratio" means the ratio of (i) the aggregate EBITDA for the four complete fiscal quarters (or such smaller number of fiscal quarters as have elapsed since the Effective
Date) immediately preceding the date of calculation to (ii) the aggregate Interest Expense for such four immediately preceding fiscal quarters (or shorter period, as the case may be); provided, however, that in calculating the Interest Expense Ratio for purposes of determining whether proposed Indebtedness may be incurred or a sale-leaseback transaction may be entered into (A) Interest Expense shall be calculated on a pro forma basis giving effect to the incurrence of such proposed Indebtedness or sale-leaseback transaction as if it were incurred on the first day of such four fiscal quarter period and (B) if the incurrence of such Indebtedness or the entering into of any sale-leaseback transaction shall relate to any transaction proposed by the Company (and otherwise permitted hereunder), any EBITDA, determined on a pro forma basis, which the
Company or its Subsidiaries would have received had such transaction been consummated immediately prior to such four fiscal quarter period
(calculating, in the event of an acquisition, such EBITDA, to the extent practicable, from actual financial results for the appropriate period) shall be included within the aggregate EBITDA referenced in clause (i) above for purposes of such calculation.

          "Inventory" means finished goods, work in process, repair parts and supplies, fuels and packages, raw materials and goods in transit.

          "Investment" means, other than in the ordinary course of business, providing any cash or assets to, or extending credit to, or becoming liable in respect of or otherwise providing for payment of any Indebtedness of, any Person, whether or not in exchange for securities of any Person or other consideration.

          "Kosmos" means Kosmos Cement Company, a Kentucky partnership.

          "Legal Holiday" has the meaning assigned to such term in
Section 11.11 hereof.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any Capitalized Lease in the nature thereof, and any filing of or agreement to give any financing statement under the
Uniform Commercial Code or equivalent statutes of any jurisdiction other than an information filing), but does not include, in the case of the Company and its Restricted Subsidiaries, the lien granted to the Trustee under Section 7.07 hereof.

          "Management Services Agreement" means the management services and asset disposition agreement in effect on the Effective
Date between the Company and Rosebud and its Subsidiaries and any replacement or modification thereto so long as such replacement or modification is not materially disadvantageous to the Holders or the
Company.

          "Material Restricted Subsidiary" has the meaning assigned to such term in Section 6.01.

          "Maturity Date" of the Securities means July 31,
2003.

          "Moody's" means Moody's Investors Services, Inc.
and its
successors.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" with respect to any Sale of Assets, means the cash (in U.S. dollars or currency freely convertible into U.S.
dollars) received from such Sale of Assets after (i) provision for all income or other taxes measured by or resulting from such sale or other disposition or the transfer of the proceeds thereof to the Company that are payable by the Company or any of its Subsidiaries (as reasonably and in good faith estimated by the Chief Financial Officer of the Company or such Subsidiary), (ii) payment of all brokerage commissions, legal and accounting fees and expenses and other fees and expenses related to such sale or other disposition, (iii) deduction of any amounts required to be paid to the lender pursuant to any
Permitted Working Capital Loans or West Nyack Indebtedness upon such
Sale of Assets to the extent actually paid, (iv) deduction of amounts provided by the Company or its Subsidiaries as a reserve on its regularly prepared balance sheets (or the notes thereto), in accordance with GAAP consistently applied (including, without limitation, subject to the next succeeding sentence, all amounts escrowed, pledged or otherwise set aside to assume payment of such liabilities), against any liabilities associated with the assets sold in such Sale of Assets and retained by the Company or its Subsidiaries, including, without limitation, trade payables, payroll and pension and other employment and postemployment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with the sale or other disposition, (v) deduction of amounts set aside in good faith for the construction, acquisition or improvement of assets as contemplated by clause (D) of the proviso to the definition of "Sale of Assets," and (vi) deduction of any amounts required to discharge any Permitted Liens on the assets sold, leased, conveyed or otherwise disposed of. Net Proceeds (i) shall not include any proceeds from the transfer of the Non-Core Assets pursuant to the Plan of Reorganization but (ii) shall include, when received in cash (x) any Net Proceeds from the sale or other disposition of any non-cash proceeds received by the Company or any of its Subsidiaries from a Sale of Assets and
(y) any Net Proceeds released from escrow, pledge or other set aside pursuant to the contract, settlement or other instrument or document governing such aspect of the Sale of Assets and amounts no longer reserved or set aside as described in clause (iv) or (v), respectively, of the immediately preceding sentence.

          "New York Trap Rock" means New York Trap Rock
Corporation,
a Delaware corporation.

          "Non-Core Assets" has the meaning assigned in the Plan of
Reorganization.

          "NYTR Transportation" means NYTR Transportation
Corp., a
Delaware corporation.

          "Officer" means the Chairman of the Board, the President, any Senior Vice-President, Executive Vice-President or any other
Vice-President, the Treasurer or the Secretary of the Company or a
Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by any two Officers of the Company or a Guarantor, as the case may be.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel for the Company, the Trustee or a
Guarantor or other counsel.

          "PBGC" means the Pension Benefit Guaranty
Corporation.

          "Paying Agent" has the meaning assigned to such term in
Section 2.03 hereof.

          "Payment Notes" has the meaning assigned to such term in the
Guarantee Agreement.

          "Permitted Acquisitions" means (i) any acquisition of assets in the ordinary course of business and (ii) if approved by the Board of Directors of the Company, any acquisition out of the ordinary course of business (including by way of merger or consolidation) of
Capital Stock or other equity interests (but not of less than 100% of such Capital Stock or equity interests then outstanding, other than director's qualifying shares), or assets of, any Person (provided such
Capital Stock, equity interests or assets primarily relate to a line of business in which the Company or a Subsidiary is operating immediately prior to such acquisition); provided, in the case of either clause (i) or (ii), that neither the Company nor any Restricted
Subsidiary of the Company (other than the acquired Person and its
Subsidiaries) incurs any liability, contingent or otherwise, for the payment of any deferred portion of the purchase price therefor, other than Purchase Money Indebtedness, or for any Indebtedness, obligation or liability, contingent or otherwise, other than any such liability, contingent or otherwise, which the Company could incur without violation of this Indenture. For purposes of this definition,
"ordinary course of business" shall exclude any acquisition of all or substantially all of the Capital Stock or assets of a Person, a division or line of business.

          "Permitted Investment" means (i) any Investment in the
Company or any wholly-owned Restricted Subsidiary (whether or not such
Person is a Restricted Subsidiary before such Investment) other than
New York Trap Rock and NYTR Transportation; (ii) Investments in obligations of, or guaranteed by the United States government or any agency or political subdivision thereof; (iii) Investments in commercial paper issued by corporations maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by
Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;
(iv)
Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000 maturing within one year of the date of purchase; (v) money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in any of the types of Investments described in clause (ii), (iii) or (iv) above or (xii) below including funds held by Chemical Bank (e.g. the "Hanover Fund"); (vi) any additional Investments in, or purchases of additional interests in,
Kosmos; (vii) one or more capital contributions to Rosebud on or before the Effective Date in a maximum aggregate amount of $5 million and any advance to Rosebud or its Subsidiaries or Affiliates permitted under the Management Services Agreement; (viii) any Investment in
Construction Aggregates provided the aggregate amount of such
Investments, net of cash repayments during the appropriate period, shall not exceed $2 million in any successive 12-month period and shall not when aggregated with Investments described in clause (xiii) below exceed $5 million in the First Fiscal Year; (ix) any Investments required pursuant to any agreement existing on the date hereof; (x)
Permitted Acquisitions; (xi) non-cash consideration received in a Sale of Assets or series of related Sales of Assets, to the extent permitted in Section 4.13; (xii) Cash Equivalents; (xiii) Investments in any Affiliates during the First Fiscal Year in the aggregate amount of not more than $5 million; (xiv) other Investments expressly required by the Plan of Reorganization; and (xv) Trap Rock Permitted
Transactions.

          "Permitted Liens" means (i) Liens which may be granted from time to time to secure and/or maintain Permitted Working Capital
Loans; (ii) Liens provided for or expressly contemplated by the Plan of Reorganization or existing on the Effective Date; (iii) Liens in favor of the Trustee on all property and funds held or collected by the Trustee as security for the performance by the Company of its obligations of payment to, and reimbursement and indemnification of, the Trustee for its services under the Indenture and any similar liens in favor of the trustee under any indenture under which the Payment
Notes may be issued ; (iv) Liens for taxes or assessments and similar charges, or imposed in connection with litigation or asserted claims, either not delinquent or contested in good faith by appropriate proceedings and as to which the Company or a Subsidiary shall have set aside on its books such reserves as it deems adequate (provided such reserves shall be in accordance with GAAP); (v) Liens incurred, or pledges and deposits made, in connection with workers' compensation, unemployment insurance and other social security benefits, or securing the performance of leases, statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, but only to the extent any of the foregoing are incurred in good faith in the ordinary course of business; (vi) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors'
Liens, incurred in good faith in the ordinary course of business either in respect of amounts not delinquent or contested in good faith by appropriate proceedings as to which the Company or a Subsidiary shall have set aside on its books such reserves as it deems adequate
(provided such reserves shall be in accordance with GAAP);
(vii)
zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or irregularities of title incident thereto that do not in the aggregate materially detract from the value of the property or assets of the Company or any of its
Subsidiaries, as the case may be, or materially impair the use of such property in the operation of the Company's or any Subsidiary's business; (viii) Liens created by Restricted Subsidiaries of the
Company to secure Indebtedness of such Restricted
Subsidiaries to the
Company or to any wholly-owned Restricted Subsidiaries
(other than New
York Trap Rock and NYTR Transportation) thereof; (ix) any Lien on any asset acquired as a part of a Permitted Acquisition (x) Liens on the
Capital Stock or other securities of any Unrestricted Subsidiary or any asset (including the stock of any Subsidiary thereof) of any
Unrestricted Subsidiary to secure Indebtedness of such Unrestricted
Subsidiary; (xi) Liens on assets acquired in connection with the incurrence of Purchase Money Indebtedness in accordance with the definition thereof; (xii) Liens granted in connection with the incurrence of Refinancing Indebtedness in accordance with the definition thereof; (xiii) Liens securing Employee Settlement
Agreements; (xiv) Liens required under the Production
Payment
Transaction in accordance with the definition thereof; (xv) any Liens on the West Nyack, New York, plant and related facilities of the
Company and/or its Restricted Subsidiaries incurred in connection with
West Nyack Indebtedness; (xvi) Liens under Capital Leases and sale and leaseback transactions, each to the extent permitted under Section
4.10 hereof; (xvii) Liens on the Capital Stock of Rosebud to secure the Company's obligations under the Guarantee Agreement or any Payment
Notes issued thereunder; (xviii) other Liens expressly required to be granted under the Plan of Reorganization; (xix) any other Liens existing from time to time securing obligations not exceeding, in the aggregate, $1.5 million; and (xx) Liens hereafter created to replace other Permitted Liens to the extent they secure the same obligations and are in property having an aggregate value no greater than the property subject to the replaced Lien.

          "Permitted Working Capital Loans" means
Indebtedness for
money borrowed under committed revolving credit or similar committed facilities for working capital purposes, or the issuance of letters of credit pursuant to any such facility, which facility may or may not be secured by a lien on assets customary for working capital loans
(which shall not include real property or tangible assets
(other than
Inventory) relating to physical facilities) including, without limitation, cash, Inventory, general intangibles, Receivables and/or the Capital Stock of Construction Aggregates and Subsidiaries of the
Company (other than Rosebud and its Subsidiaries, New York Trap Rock and NYTR Transportation) with total assets with a book value greater than or equal to $500,000, and proceeds thereof, that the Company or any Restricted Subsidiary of the Company may have from time to time, to the extent that the aggregate principal amount of all such
Indebtedness outstanding under all such facilities at any time does not exceed the greater of (i) $35 million or (ii) the sum of 85% of the book value of the Receivables of the Company and its Restricted
Subsidiaries and 60% of the book value of the Inventory of the Company and its Restricted Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Plan" shall mean any employee benefit plan covered by Title
IV of ERISA, the funding requirements of which:

                      (i)     were the responsibility of the
Company
or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof for which the Company or a member of its ERISA Controlled Group reasonably could expect to incur liability under Section 4069 or 4212(c) of ERISA,
                     (ii)     are currently the
responsibility of the
Company or a member of its ERISA Controlled Group, or
                    (iii)     hereafter becomes the
responsibility of
the Company or a member of its ERISA Controlled Group, including any such plans as may, within the last five years prior to the Effective
Date, have been, or may hereafter be, terminated for whatever reason.

          "Plan of Reorganization" means the Company's
Modified
Amended Consolidated Plan of Reorganization, as amended, modified or supplemented from time to time prior to the Effective Date.

          "Preferred Stock", as applied to the stock of any Person, shall mean any class of stock of such Person which has a preference in respect of dividends of such Person or other distribution of assets, or in respect of amounts payable in the event of any voluntary or involuntary liquidation, dissolution and winding up of such Person, over any other class of stock of such Person.

          "Production Payment Transaction" means the Second
Amended
and Restated Conveyance of Production Payments and the Second Amended and Restated Marketing Contract, each dated as of March 29, 1994, and the Amended and Restated Option Agreement and the Amended and Restated
Expense and Interest Agreement, each dated as of September
1, 1988,
all such agreements between the Company and John Fouhey, as Trustee for Selleck Hill Trust, and all related documents and instruments, as each of the foregoing may have been amended, amended and restated or supplemented on or prior to the Effective Date.

          "Purchase Money Indebtedness" means any
Indebtedness
incurred by the Company or any of its Restricted Subsidiaries in connection with the acquisition or construction by the Company or such
Restricted Subsidiary, after the Effective Date, of equipment or other fixed assets, including Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of such assets; provided that (i) the principal amount of such Indebtedness does not exceed 75% of the Fair Value of the assets being acquired or the cost of construction paid by or charged to the Company or such
Restricted Subsidiary and (ii) such Indebtedness shall not be secured by any assets of the Company or any Restricted Subsidiary other than the assets acquired or constructed with the proceeds of such Indebtedness.

          "Receivables" means all "accounts", all "chattel paper", all
"documents", all "instruments" evidencing "accounts" and all proceeds thereof, as each such term is defined in the Uniform
Commercial Code
as in effect in the State of New York on the Effective Date.

          "Redemption Price" has the meaning assigned to such term in
Section 3.03 hereof.

          "Refinancing Indebtedness" means Indebtedness, the proceeds of which are used to extend, renew, refinance or refund then outstanding Indebtedness of the Company or its Restricted Subsidiaries permitted under this Indenture, if such refinancing or refunding
Indebtedness (i) does not have a principal amount in excess of the principal amount of the Indebtedness being so refinanced or refunded, plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; (ii) gives its holders collateral with no greater value (as determined by the Company's Board of Directors) and no more guaranties from the Company and its Subsidiaries (other than Unrestricted Subsidiaries) than the Indebtedness being refinanced; (iii) has an Average Life to Stated Maturity no shorter than the Indebtedness being refinanced; and (iv) is at least as junior or no more senior in right of payment to the Securities, as the case may be, as the Indebtedness being refinanced (it being understood that the fact that such Indebtedness is secured by a Permitted Lien or guaranteed by an Unrestricted Subsidiary shall not cause the Indebtedness to be excluded from the definition of Refinancing
Indebtedness under this clause (iv)).

          "Registrar" has the meaning assigned to such term in Section
2.03 hereof.

          "Reportable Event" shall have the meaning set forth in
Section 4043(b) of ERISA other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of the events described in Section 4068(f) or 4063(a) of ERISA.

          "Restricted Stock Payments" means any payment on account of the purchase, redemption or other retirement of any shares of Capital
Stock or any other distribution in respect thereof (other than
Dividends, payments to the Company or by Subsidiaries of a Restricted
Subsidiary to such Restricted Subsidiary, dividends payable solely in
Capital Stock of the Company and dividends required under the terms of Preferred Stock of a Restricted Subsidiary permitted under Section
4.10 hereof).

          "Restricted Subsidiary" means, for any time of determination: (A) any Subsidiary which has assets with a book value at such time in excess of $1,000,000 (as reflected in the Company's most recent audited consolidated financial statements) other than:
(i) a Subsidiary substantially all of the physical properties of which are located, and substantially all of the business of which is carried on, outside the limits of the United States of America (including
Alaska and Hawaii) or which is organized under the laws of any jurisdiction other than the United States of America, the District of
Columbia, the Commonwealth of Puerto Rico, the States or the possessions of the United States; (ii) a Subsidiary the primary business of which consists of purchasing accounts receivable and/or making loans secured by accounts receivable or providing services directly related thereto, or which is otherwise primarily engaged in the finance business; (iii) Rosebud, its Subsidiaries and its and their successors-in-interest; or (iv) Construction Aggregates; (B) any
Subsidiary specified in clause (i), (ii), or (iv) of clause
(A) above
which the Company, by resolution of the Board of Directors, shall have designated as a Restricted Subsidiary; and (C) New York Trap Rock and
NYTR Transportation.

          "Rosebud" means Rosebud Holdings, Inc., a Delaware corporation and a Subsidiary of the Company.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" means the Securities and Exchange
Commission.

          "Sale of Assets" means any sale, lease or other conveyance
(including by way of merger or consolidation) of assets
(including the
Capital Stock of any Subsidiary of the Company but excluding the
Capital Stock of the Company) of (i) the Company or any Restricted
Subsidiary or (ii) any Unrestricted Subsidiary, to the extent and solely to the extent that the Company or any Restricted Subsidiary actually receives a distribution of some or all of the Net Proceeds of such sale, lease or conveyance; provided, however, that the term
"Sale of Assets" shall not include (A) any consolidation or merger involving the Company or any Subsidiary for the purpose of reincorporating the Company or such Subsidiary in another jurisdiction; (B) any sale, lease, conveyance or other disposition of assets (including by way of merger or consolidation) (x) by the
Company to one or more of its wholly-owned Restricted
Subsidiaries
(other than New York Trap Rock or NYTR Transportation) or
(y) by a
wholly-owned Restricted Subsidiary (other than New York Trap
Rock or
NYTR Transportation) to the Company or another wholly-owned
Restricted
Subsidiary (other than New York Trap Rock or NYTR
Transportation) or
(z) between New York Trap Rock and NYTR Transportation; (C) any sale, lease or conveyance required under the Production Payment Transaction;
(D) any sale, lease, conveyance or other disposition of assets of the
Company or any Subsidiary to the extent the proceeds thereof are reinvested substantially contemporaneously with their receipt in the construction, acquisition or improvement of assets by the Company and/or any Restricted Subsidiary which the Board of Directors has in good faith determined will be useful in the business to be conducted by the Company or such Restricted Subsidiary; (E) any sale of
Receivables provided such sale is without recourse to the Company or its Restricted Subsidiaries or any sale of Receivables with recourse to the Company or its Restricted Subsidiaries provided such sale is
Indebtedness permitted under this Indenture; (F) any sale, assignment, transfer, lease, conveyance or other disposition of assets that is governed by and permitted under the provisions of Article 5 hereof;
(G) any sale, assignment, transfer, lease, conveyance or other disposition of assets that is in the ordinary course of business (it being agreed that, for purposes of this definition, "ordinary course of business" shall not include any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets or Capital Stock of a Subsidiary or all or substantially all of the assets of a division or line of business) or (H) any sale, assignment, transfer, lease, conveyance or other disposition of any property, right or interest of the Company or any Subsidiary to
Rosebud or any of its Subsidiaries or Affiliates as contemplated by the Plan of Reorganization. For purposes of this Indenture, a reinvestment of proceeds shall be considered substantially contemporaneous if (1) the Board of Directors of the appropriate
Person shall have approved the construction, acquisition or improvement within 12 months before or 6 months after the consummation of the sale, lease or other conveyance of assets and (2) such company shall have entered into a definitive agreement for such construction, acquisition or improvement or shall have commenced such construction, acquisition or improvement within 12 months after such sale, assignment, transfer, lease, conveyance or other disposition.

          "Securities" means the Notes issued under this Indenture.

          "Subsidiary" shall mean any Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or partnership interests or any other equity interest which ordinarily has voting power for the election of directors or, if the Person is not a corporation, voting power to direct the management of such Person, whether at all times or only so long as no senior class of stock or equity has such voting power by reason of any contingency.

          "TIA" means the Trust Indenture Act of 1939 (15
U.S. Code
 77aaa-77bbbb) as amended and as in effect on the execution and delivery of this Indenture, except as provided in Section
9.03.

          "Termination Event" shall mean (i) a Reportable
Event, or
(ii) the initiation of any action by the Company, any member of the
Company's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA
Plan as a termination under Section 4041(c) of ERISA, or
(iii) the
institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any
ERISA Plan.

          "Trap Rock Permitted Transaction" means (i) any lease or purchase of assets or services by or from the Company or any Restricted Subsidiary from or by New York Trap Rock or NYTR Transportation on terms no less favorable to the Company or such
Restricted Subsidiary than would be obtained in an arms' length transaction; (ii) any borrowings by New York Trap Rock or NYTR
Transportation directly or indirectly through the Company of the proceeds of Permitted Working Capital Loans or West Nyack Indebtedness; (iii) any capital contributions, loans or Investments by the Company or any Restricted Subsidiary to or in New York Trap
Rock or NYTR Transportation for purposes of repairing or replacing its assets or upgrading such assets for environmental or safety purposes or providing for winter maintenance or extending their useful life, provided that any such capital contribution, loan or Investment in excess of $1 million shall be approved by the Company's Board of
Directors; and (iv) any transaction between New York Trap
Rock and
NYTR Transportation.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United
States of America for the timely payment of which the full faith and credit of the United States of America is pledged.

          "Unions" shall mean the International Brotherhood of
Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and
Helpers;
the United Paperworkers International Union; the United Steelworkers of America; the International Brotherhood of Teamsters, Chauffeurs,
Warehousemen and Helpers, Local 445; the International Union of
Operating Engineers; the International Association of Machinists; and the Laborers International Union of North America, Local 60.

          "Unrestricted Subsidiary" shall mean any
Subsidiary which
is not a Restricted Subsidiary.

          "West Nyack Indebtedness" means the first $25 million of principal amount of Indebtedness from time to time outstanding (and accrued interest thereon), including without limitation
Capitalized
Leases, sale-leaseback transactions or any other kind of Indebtedness incurred in connection with the West Nyack Modernization.

          "West Nyack Modernization" means the proposed modernization of the West Nyack, New York, plant and related facilities owned by the
Company and/or its Restricted Subsidiaries.

SECTION 1.02   Incorporation by Reference of Trust Indenture
Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this
Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a
Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the
Trustee.

          "obligor" on the indenture securities means the Company and the Guarantors.

          All other terms used in this Indenture that are not otherwise defined herein and are defined by the TIA, are defined by
TIA reference to another statute, or are defined by SEC rule under the
TIA, have the meanings so assigned to them.

SECTION 1.03   Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  "or" is not exclusive;

          (3) words in the singular include the plural and in the plural include the singular except where the context manifestly otherwise requires;

          (4) provisions apply to successive events and transactions;

          (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular
Article,
Section or other subdivision;

          (6) references to Sections or Articles herein, unless otherwise expressly specified, refer to Sections or Articles hereof;

          (7) references herein to any action, transaction, condition or circumstance permitted under a Section shall be deemed to refer to actions, transactions, conditions or circumstances not prohibited by the provisions of such Section;

          (8) "wholly-owned" shall be determined without regard to directors' qualifying shares; and

          (9) each covenant in Article 4 hereof shall be effective from and after the Effective Date.


                           ARTICLE 2.

                         THE SECURITIES

SECTION 2.01   Form and Dating.

          The Securities, the notation thereon relating to the
Guarantee and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The
Securities
may have such notations, legends or endorsements as are required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02   Execution and Authentication.

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. An Officer of each of the Guarantors shall sign the Guarantee for that Guarantor by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the
Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated by the
Trustee under this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $78,000,000 upon a written order of the Company signed by two Officers or by an Officer and an
Assistant Treasurer or Assistant Secretary of the Company. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The aggregate principal amount of Securities outstanding at any time may not exceed the amount of Securities issued pursuant to this paragraph except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the
Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any
Affiliate.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and whole multiples thereof.

SECTION 2.03   Registrar and Paying Agent.

          The Company shall maintain in the Borough of Manhattan, The
City of New York, an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The
Company may appoint or change one or more co-registrars and one or more additional paying agents without notice, and may act in any such capacity on its own behalf provided that if the Trustee is acting as registrar or paying agent, the Company shall give the Trustee at least five Business Days prior written notice of such change. The term
"Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Company shall notify the Trustee of the name and address of any
Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee may act as such.

          The Company initially appoints the Trustee as Registrar and
Paying Agent.

SECTION 2.04   Paying Agent to Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the
Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any Guarantor), and shall notify the Trustee of any default by the Company and/or any
Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company may at any time require a
Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, neither the Company nor the Paying Agent shall have any further liability to any Securityholder or the Trustee for the money so paid over. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as
Paying Agent.

SECTION 2.05   Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the
Registrar, the Company shall furnish to the Trustee not more than 15 days after each record date a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of
Securityholders and at such other times as the Trustee may request in writing, within 30 days after such request, a list in similar form and content as of a date not more than 15 days prior to the time such list is furnished.

SECTION 2.06   Transfer and Exchange.

          When Securities are presented to the Registrar or a
Co-Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company and the Registrar, duly executed by the registered owner or by his or her attorney duly authorized in writing, the Registrar shall register the transfer or make the exchange. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities (accompanied by Guarantees duly endorsed by the Guarantors) at the Registrar's request. The
Company or the Trustee, as the case may be, shall not be required (i) to issue, authenticate, register the transfer of or exchange any
Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          No service charge shall be made for any
registration of
transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10, 3.06 or 9.05 not involving any transfer.

          Anything in this Indenture to the contrary notwithstanding, but subject to the payment of interest to the Holders of the Securities on the applicable record date, the parties hereto and any agent thereof may deem and treat the Holder of any Securities, prior to due presentment thereof for registration of transfer, as the absolute owner of such Securities for all purposes (whether or not the
Securities shall be overdue and notwithstanding any notation of ownership or other writing thereon) and neither the Company, the
Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

SECTION 2.07   Replacement Securities.

          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall execute and issue and, upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant
Secretary of the Company, the Trustee shall authenticate (accompanied by Guarantees duly endorsed by the Guarantors) and deliver a replacement Security if their respective reasonable requirements as well as the requirements of applicable law are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the
Trustee. If required by the Trustee, any Guarantor or the Company, an indemnity bond must be furnished by such Holder in an amount sufficient in the judgment of the Trustee or the Company, as the case may be, to indemnify and protect the Company, each Guarantor, the
Trustee and any other Agent and hold them harmless from any loss which any of them may suffer if a Security is replaced. The Company or the
Trustee may charge for its reasonable expenses in replacing a
Security.

          If any mutilated, destroyed or wrongfully taken
Security has
become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08   Outstanding Securities.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding solely because the Company or any Guarantor or one of their Subsidiaries or Affiliates is a Holder of the
Security.

          If a Security is replaced pursuant to Section
2.07, it
ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced
Security is
held by a bona fide purchaser.

          If the Paying Agent (if other than the Company) or the
Trustee holds on a redemption date or the Maturity Date money sufficient to pay the principal of, and accrued interest on, the
Securities payable on that date, then on and after that date such
Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

SECTION 2.09   Securities Held by the Company or an
Affiliate.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, request, waiver or consent under this Indenture, Securities owned by the Company or any Guarantor or any Subsidiary or Affiliate of the Company or a
Guarantor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Securities which the
Trustee knows are so owned shall be so disregarded.

SECTION 2.10   Temporary Securities.

          Until definitive Securities are ready for delivery, the
Company may prepare and execute and the Trustee shall authenticate
(accompanied by Guarantees duly endorsed by the Guarantor) and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have such variations as the
Company considers appropriate for temporary Securities. The Company shall prepare and execute and the Trustee shall authenticate and deliver definitive Securities (accompanied by Guarantees duly endorsed by the Guarantors) in exchange for temporary Securities without unreasonable delay.

SECTION 2.11   Cancellation.

          The Company may at any time deliver Securities to the
Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy canceled Securities and deliver a certificate of destruction to the Company.
The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12   Defaulted Interest.

          If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date.
The Company
shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders, with a copy to the Trustee, a notice that states the record date, payment date and amount of interest to be paid.


                           ARTICLE 3.

                           REDEMPTION

SECTION 3.01   Notices to Trustee.

          If the Company wishes to redeem Securities pursuant to
Section 3.07 or is required to redeem Securities pursuant to Section
3.08, it shall notify the Trustee, by means of an Officers' Certificate at least 60 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), of the redemption date and the principal amount of Securities to be redeemed.

SECTION 3.02   Selection of Securities to be Redeemed.

          If less than all the Securities are to be redeemed, the
Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or such other method as the Trustee shall deem fair and equitable. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. The Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. The provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. For purposes of any such selection the Company will, upon request of the Trustee, close for a period of 15 days preceding the mailing of any notice of redemption the registry books of the Company with respect to the Securities. If the Company shall so direct,
Securities registered in the name of the Company or any Subsidiary or
Affiliate thereof shall not be included in the Securities selected for redemption.

SECTION 3.03   Notice of Redemption.

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities and the principal amount thereof to be redeemed (if less than all of the Securities are to be redeemed) and shall state:

          (1)  the redemption date;

          (2) that the Securities will be redeemed at a price equal to the principal amount to be redeemed plus accrued and unpaid interest to the date of redemption (the "Redemption Price");

          (3) the amount of accrued interest to be paid on the
Securities as a part of the Redemption Price;

          (4)  the name and address of the Paying Agent;

          (5) the provisions of the Securities and this Indenture pursuant to which the Securities are to be redeemed;

          (6) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
Price;

          (7)  that interest on Securities called for
redemption
ceases to accrue on and after the redemption date unless the Company shall default in the payment of the Redemption Price; and

          (8)  the CUSIP number of the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04   Effect of Notice of Redemption.

          Once a notice of redemption is mailed in accordance with the provisions hereof, the Securities called for redemption become due and payable on the redemption date at the Redemption Price and, on and after such redemption date (unless the Company shall default in the payment of the Redemption Price on the date fixed for redemption), such Securities shall cease to bear interest and such Securities shall be deemed not to be outstanding hereunder and shall not be entitled to any benefits hereunder, except to receive payment of the Redemption
Price. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

SECTION 3.05   Deposit of Redemption Price.

          On or before the Business Day immediately preceding the redemption date, the Company shall deposit with the Paying
Agent money
in funds immediately available on the opening of business on the redemption date sufficient to pay the Redemption Price of all
Securities to be redeemed on that date.

SECTION 3.06   Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the
Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07   Optional Redemption; Open Market Purchases.

          The Securities may be redeemed at the option of the Company in whole at any time or in part from time to time at the Redemption
Price. The Securities may also be purchased by the Company on the open market from time to time, without penalty or premium.

SECTION 3.08   Mandatory Redemption.

          Within forty-five days after the end of each fiscal quarter of the Company in which Excess Net Proceeds for the fiscal year of the
Company in which such fiscal quarter occurs shall have been received by the Company or any Restricted Subsidiary, the Company shall deposit all Excess Net Proceeds to the extent received during such quarter into an account with the Trustee. All funds in such account shall, at the Company's written direction, from time to time, be held in cash in an interest-bearing account or invested in Cash Equivalents designated by the Company. Simultaneously with such deposit, the
Company shall provide to the Trustee an Officers' Certificate setting forth (a) a calculation of the Net Proceeds received by the Company or any Restricted Subsidiary during such quarter, (b) a calculation of the amount of Excess Net Proceeds received by the Company or any
Restricted Subsidiary and deposited with the Trustee, and
(c) if
appropriate, a statement of the reduction of the amount of such deposit pursuant to the last sentence of this Section 3.08. If at any time there is at least $5 million of Excess Net Proceeds on deposit with the Trustee pursuant to this Section 3.08, all money in such account shall be used by the Trustee upon receipt of the Officers'
Certificate delivered pursuant to Section 3.01 hereof to redeem
Securities at the Redemption Price. The amount of any such required deposit shall be reduced by the principal amount of any Securities that the Company has (during a period commencing with the public announcement that a Sale of Assets has occurred in respect of which a deposit of Excess Net Proceeds is expected to be made and ending on the earlier of (i) ninety days after the date of such announcement or
(ii) the date on which the deposit is required to be made under the first sentence of this Section 3.08) optionally redeemed or purchased
(whether through open market or other purchases) and delivered to the
Trustee for cancellation and that have not been previously applied to the reduction of the Company's obligations under this Section or to any sinking fund payment required pursuant to Section 3.09.


SECTION 3.09   Sinking Fund Payments.

          The Company shall make three payments of $10,000,000 each
into a sinking fund account maintained with the Trustee commencing in the year 2000. The first such payment shall be made on or before July
31, 2000, the second on or before July 31, 2001 and the third on or before July 31, 2002. All funds in such account shall, at the
Company's written direction, from time to time, be held in cash in an interest-bearing account, or invested in U.S. Government Obligations designated by the Company with a maturity date not later than one
Business Day before the Maturity Date ("bonds"). The funds in the sinking fund account shall be used to redeem Securities from time to time before the Maturity Date as and when directed by the Company.
The amount of any such required sinking fund payment shall be reduced by the principal amount of any Securities that the Company has optionally redeemed or purchased and delivered to the Trustee for cancellation and that have not been previously applied to the reduction of the Company's obligations with respect to the deposit of
Excess Net Proceeds under Section 3.08 or to any required sinking fund payment under this Section. For purposes of this Indenture, funds held by the Trustee shall be deemed held by the Paying Agent. In the event that, at any time, the principal amount of any Securities previously redeemed under this Section or delivered by the Company to the Trustee for cancellation under this Section plus any cash
(together with the proceeds of the bonds, including, without limitation, principal, interest and premium) in the sinking fund account at any time that the Company is not in default hereunder exceeds the lesser of (i) the then outstanding principal amount of
Securities and (ii) $30,000,000, the excess shall be returned to the
Company upon written request from the Company to the Trustee.


                           ARTICLE 4.

                            COVENANTS

SECTION 4.01   Payment of Securities.

          The Company shall pay the principal of and interest on the
Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (if other than the Company) holds on that date money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate specified in the Securities.

SECTION 4.02   Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The
City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust
Office of the Trustee as an agency of the Company in accordance with
Section 2.03.

SECTION 4.03   Corporate Existence.

          Except as permitted in Article 5, the Company shall, and shall cause each of its Subsidiaries (other than Rosebud and its
Subsidiaries) to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence;
provided, however, that the Company shall not be required to preserve its or cause its Subsidiaries to preserve their corporate existence if the Company's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and if the loss thereof is not disadvantageous in any material respect to the
Holders.

SECTION 4.04   Payment of Taxes.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the
Company or any Subsidiary (other than Rosebud and its Subsidiaries) and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material Lien upon the property of the Company or any Subsidiary (other than Rosebud and its Subsidiaries); provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which it has set aside on its books such reserves as it deems adequate and are in accordance with GAAP.

SECTION 4.05   Maintenance of Properties.

          The Company will cause the material properties owned by the
Company or any Subsidiary (other than Rosebud and its Subsidiaries) for use in the conduct of its business or the business of any such
Subsidiary to be maintained and kept in good condition, repair and working order (subject to ordinary wear and tear) and will cause to be made all necessary repairs thereof, all as in the judgment of the
Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance or repair of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary (other than
Rosebud and its Subsidiaries) and if such discontinuance is not disadvantageous in any material respect to the Holders.

SECTION 4.06   SEC Reports.

          Within 15 days after the Company files with the SEC copies of its annual and quarterly reports and other information, documents and reports (or copies of such portions of any of the foregoing as the
SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall deliver the same to the Trustee. The Company will mail copies of its annual reports and quarterly reports as filed with the SEC, other than exhibits to any such report unless such exhibits are themselves incorporated by reference in such report, to any
Securityholder upon request. If the Company shall cease to be subject to the requirements of Section 13 or 15(d) of the Exchange Act, the
Company shall deliver to the Trustee and to each Securityholder, within 15 days after the date by which it would have been required to make such a filing with the SEC, audited annual financial statements prepared in accordance with GAAP and unaudited condensed quarterly financial statements, including any notes thereto, each comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were then subject to the requirements of Section 13 or 15(d) of the
Exchange Act. The Company also shall comply with the other provisions of TIA 314(a).

          If, in accordance with GAAP, any Guarantor shall at any time cease to be consolidated with the Company for financial reporting purposes, such Guarantor will, within 15 days after it files with the
SEC copies of its annual and quarterly reports and other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, deliver the same to the Trustee. Such Guarantor will mail copies of its annual reports and quarterly reports as filed with the SEC, other than exhibits to any such report unless such exhibits are themselves incorporated by reference in such report, to any Securityholder upon request. If such Guarantor shall cease to be subject to the requirements of Section 13 or 15(d) of the Exchange
Act, such Guarantor (to the extent it is required by the TIA, taking into consideration any waivers or no action positions received by the
Company or the Guarantors from the SEC, written notice of which shall be provided to the Trustee) shall (i) deliver to the Trustee and to each Securityholder, within 15 days after the date by which it would have been required to make such a filing with the SEC, audited annual financial statements prepared in accordance with GAAP and unaudited condensed quarterly financial statements, including any notes thereto, each comparable to that which such Guarantor would have been required to include in such annual reports, information, documents or other reports if the Company were then subject to the requirements of
Section 13 or 15(d) of the Exchange Act and (ii) comply with the other provisions of TIA 314(a).

SECTION 4.07   Compliance Certificate.

          The Company and each Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year ending after the
Effective Date of the Company and such Guarantor (which on the date of this Indenture both end on December 31), and within 60 days after the end of each of the first three fiscal quarters of the Company and such Guarantor, an Officers' Certificate signed by the Company's principal financial officer, principal accounting officer or principal executive officer stating that, after a review of the activities of the Company or such Guarantor, as the case may be, during such period and of the Company's or such Guarantor's, as the case may be, performance under this Indenture, whether or not, to the best knowledge of the signer thereof based on such review, there has been any Default or Event of Default by the Company or such Guarantor in performing any of its obligations under this Indenture or the
Securities. If the signer does know of any such Default or Event of
Default, the certificate shall describe the Default or Event of
Default and its status.

SECTION 4.08   Restricted Investments and Restricted Stock
Payments.

          The Company will not itself, and will not permit any
Restricted Subsidiary to, declare any Dividends or make any Restricted
Stock Payment or Investment (other than Permitted
Investments),
unless, in the case of Dividends, such Dividends are declared to be payable not more than 60 days after the date of declaration and unless, in each case, after giving effect to the proposed
Dividend,
Restricted Stock Payment or Investment and to any other
Dividends
declared but not yet paid, at the date (hereinafter called the
"Computation Date") of such declaration (in case of a Dividend) or of such Restricted Stock Payment or Investment (i) the Company could incur $1.00 of additional Indebtedness under Section 4.10 hereof without taking into consideration the proviso thereto, and
(ii) there
is no outstanding Default or Event of Default and (iii) the sum of:

          (A)  Adjusted Consolidated Net Income, plus:

          (B) the aggregate amount of net cash proceeds to the
Company from sales subsequent to Effective Date of shares of its
Capital Stock (other than Preferred Stock of a Restricted Subsidiary permitted under Section 4.10 hereof and other than sales to a
Subsidiary of the Company), plus:

          (C) in the case of the disposition or repayment of any
Investment (other than Permitted Investments) if such Investment was made by a Restricted Subsidiary or the Company after the Effective
Date in accordance with this Section 4.08, an amount equal to the lesser of the return of capital to such Restricted Subsidiary or the
Company, as the case may be, with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment;

shall be greater than the aggregate amount of all such Dividends declared and Restricted Stock Payments and Investments
(other than
Permitted Investments) made during the period commencing on the
Effective Date and continuing to and including the Computation Date;

provided, however, that without regard to the foregoing restrictions of this Section, (a) the Company may retire any shares of any class of its Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock, and neither any such retirement nor any such proceeds so used shall be included in any computation provided for in this Section
4.08 and
(b) any Restricted Subsidiary may make any required payments (including without limitation, dividend, sinking fund, and mandatory redemption payments) on or in respect of any Preferred Stock of such
Restricted Subsidiary permitted under Section 4.10 hereof. For purposes of this Section 4.08, the issuance of Capital Stock upon the conversion of any Indebtedness of the Company shall be deemed to constitute a sale for cash of such capital stock and the net proceeds of such sale shall be deemed to be an amount equal to the principal amount of such Indebtedness, less applicable expenses and cash payments for fractional shares.

          For the purposes of any computation under this
Section 4.08,
the amount of any Dividend declared or Restricted Stock
Payment made
in property other than cash, and the amount of any Investment in a
Person other than a Restricted Subsidiary made through the transfer to it of any such property, shall be deemed to be the Fair
Value of
such property at the time of declaration (in the case of Dividends) or at the time of payment or distribution or the making of such
Investment.

SECTION 4.09   Transactions with Affiliates.

          The Company will not, and will not permit any of its
Restricted Subsidiaries to, engage in any material transaction (an
"Affiliated Party Transaction") with any of its Affiliates (other than the Company or Restricted Subsidiaries) unless (i) such transaction is pursuant to an agreement or operating relationship between the
Company (or such Restricted Subsidiary) and such Affiliate in effect or operative on the Effective Date or (ii) the Board of Directors in good faith determines that such transaction is in the best interest of the Company or such Restricted Subsidiary and such transaction is on terms no less favorable to the Company (or such Restricted
Subsidiary) than would be obtained in an arms' length transaction.
The Company will not, and will not permit any of its Restricted
Subsidiaries (other than New York Trap Rock and NYTR Transportation) to, engage in any material transaction with New York Trap Rock or NYTR
Transportation other than Trap Rock Permitted Transactions. With respect to any Affiliated Party Transaction, or series of related
Affiliated Party Transactions involving aggregate payments or value in excess of $1 million, but less than $5 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such transaction or series of transactions complies with clause
(i) or (ii)
of the immediately preceding sentence. With respect to any Affiliated
Party Transaction, or series of related Affiliated Party Transactions involving aggregate payments or value of $5 million or more, other than an Affiliated Party Transaction or series thereof described in clause (i) above, the Company shall deliver to the Trustee a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Restricted Subsidiary, as the case may be. Nothing in this
Section 4.09 shall be deemed to prohibit, or require the delivery of any such Officers' Certificate or opinion in relation to,
(a) any
transaction specifically provided for in the Plan of Reorganization, including without limitation any action or transaction, or the performance of any obligation, under the Incentive Compensation Plan,
Management Services Agreement or the Employee Settlement
Agreements;
(b) reasonable and customary fees and compensation paid to and indemnity provided on behalf of and advances or loans to officers, directors, employees or consultants of the Company or any Subsidiary;
(c) Restricted Stock Payments made in accordance with
Section 4.08 to
stockholders proportionately based on their stock ownership;
(d) the
execution, delivery and performance of one or more registration rights agreements in respect of securities issued by the Company and Rosebud pursuant to the Plan of Reorganization; (e) the sale of Common Stock of the Company; and (f) any Trap Rock Permitted Transaction.

SECTION 4.10   Certain Limitations on Indebtedness, etc.

          (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to create, incur or assume or guarantee or otherwise become liable or responsible for, any
Indebtedness, or enter into any sale-leaseback transaction (other than an Excepted Lease) unless immediately thereafter and after giving effect thereto, the Interest Expense Ratio shall be at least equal to
2.0:1.0; provided, however, that nothing contained in this paragraph
4.10(a) shall prevent the Company or any Restricted Subsidiary from creating, incurring or assuming or guaranteeing or otherwise becoming liable or responsible for (i) the Indebtedness evidenced by the
Securities and this Indenture, (ii) any Refinancing
Indebtedness,
(iii) any Permitted Working Capital Loans; (iv) any West
Nyack
Indebtedness; and (v) other Indebtedness having an aggregate outstanding principal amount of no more than $1.5 million.

          For purposes of this paragraph 4.10(a) and Section
4.08:
(a) at the time that a corporation becomes a Restricted Subsidiary it shall be deemed to have created at such time all the Indebtedness it has outstanding immediately after such time, and (b) in case any
Restricted Subsidiary shall sell, transfer or otherwise dispose of any
Indebtedness owing by the Company or another Restricted Subsidiary, or in case the Capital Stock of any Restricted Subsidiary which holds
Indebtedness owing by the Company or any other Restricted Subsidiary shall be sold, transferred or otherwise disposed of, such sale, transfer or disposition shall be deemed to constitute the creation of such Indebtedness.

          (b) The Company will not, and will not permit any of its
Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any asset owned by the Company or any of its Restricted
Subsidiaries except Permitted Liens.

SECTION 4.11   Conflicting Agreements.

          The Company will not, and will not permit any of its
Restricted Subsidiaries to, enter into any agreement or execute any instrument that by its terms expressly prohibits or otherwise would have the effect of prohibiting the Company from making mandatory redemptions or otherwise making any required payments on or with respect to the Securities pursuant to their terms and the terms of this Indenture.

SECTION 4.12   Restricted Subsidiaries.

          The Company will not suffer or permit a Restricted
Subsidiary to consolidate or merge with or into any other
Person,
except that:

               (1)  a Restricted Subsidiary may so
consolidate or
merge into the Company;

               (2)  a Restricted Subsidiary may so
consolidate or
merge with or into any other Person if, after giving effect to the transaction, the entity surviving such consolidation or merger will be a Restricted Subsidiary other than New York Trap Rock or
NYTR
Transportation;

               (3)  a Restricted Subsidiary may, subject to
any other
applicable provision of the Indenture, consolidate or merge into any other Person in connection with a Sale of Assets permitted under this
Indenture; and

               (4)  New York Trap Rock may consolidate or
merge with
or into NYTR Transportation.

          Promptly after the designation of a Subsidiary as a
Restricted Subsidiary the Company will notify the Trustee in writing of such designation.

SECTION 4.13   Sales of Assets.

          The Company shall not, and shall not permit any of its
Restricted Subsidiaries to, consummate a Sale of Assets unless (i) the
Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale of Assets at least equal to the
Fair Value of the shares or assets sold or otherwise disposed of and
(ii) at least 80% of such consideration (including consideration described in clause (D)) consists of (A) cash (which shall be deemed to include amounts subject to post-closing adjustments or contingencies and held in escrow or payable pursuant to a promissory note maturing within 60 days of consummation of such sale or disposition), (B) Cash Equivalents, (C) readily marketable securities which the Company in good faith expects to liquidate promptly following such Sale of Assets, (D) the assumption of liabilities by the purchaser pursuant to such Sale of Assets (including, in the case of the sale of the Capital Stock of a Restricted Subsidiary, liabilities of such Restricted Subsidiary) or (E) assets which the
Board of Directors has in good faith determined to be a like kind swap or similar swap or trade arrangements involving property intended to produce business and/or tax benefits for the Company and its Restricted Subsidiaries and (iii) if such Sale of Assets or series of related Sales of Assets involves aggregate payments or value in excess of $5 million, it shall be approved by a majority of the Directors of the Company who are not also employees of the Company.

SECTION 4.14   Change of Control.

          Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control
Offer") and shall, subject to the provisions described below, purchase, on a Business Day (the "Change of Control Purchase Date") not more than 90 nor less than 30 days following the occurrence of the
Change of Control, all of the then outstanding Securities at a purchase price (the "Change of Control Purchase Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall, subject to the provisions described below, be required to purchase all
Securities properly tendered into the Change of Control
Offer and not
withdrawn.

          Notice of a Change of Control Offer shall be mailed by the
Company not later than the 60th day after the Change of Control to the
Holders of Securities at their last registered addresses with a copy to each Guarantor, the Trustee and the Paying Agent. The Change of
Control Offer shall remain open from the time of mailing for at least
20 Business Days and until 5:00 p.m., New York City time, on the
Business Day preceding the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities validly tendered into the
Change of Control Offer and not withdrawn shall be accepted for payment;

          (b)  the Change of Control Purchase Price
(including the
amount of accrued interest, if any) for each Security, the Change of
Control Purchase Date and the date on which the Change of Control
Offer expires;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day preceding the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m.,
New York City time, on the Business Day preceding the Change of
Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the
Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.06), a description of material developments in the Company's business, pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as the Company shall determine in its reasonable discretion would be material to a
Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the
Change of Control Offer, including information regarding the Persons acquiring control and such Persons' business plans going forward.

          On the Change of Control Purchase Date, the
Company shall
(i) accept for payment Securities or portions thereof (but only in principal amounts which are integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) by 10:00 a.m.
New York time, deposit with the Paying Agent money, in immediately available funds, sufficient to pay the Change of Control Purchase
Price of all Securities or portions thereof so tendered and accepted, and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The
Paying Agent shall promptly mail or deliver to the Holders of
Securities so accepted payment in an amount equal to the Change of
Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any
Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company shall not be required to make a Change of
Control Offer upon a Change of Control if a third party makes the
Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control
Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply, to the extent
applicable, with the
requirements of Section 14c-1 of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of
Securities pursuant to a Change of Control Offer.

SECTION 4.15   Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or release the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but it will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.16   Maintenance of Insurance and Records,
Compliance with
Law.

          (a) Except to the extent that, in the exercise of its good faith business judgment, the Company believes the cost to be incurred in procuring and/or maintaining insurance to be excessive in view of the benefit to be derived therefrom, the Company shall, and shall cause its Subsidiaries (other than Rosebud and its Subsidiaries) to, maintain with financially sound and reputable insurers such
(i)
liability and property and casualty insurance as may be required by law and (ii) such other insurance, to such extent and against such hazards and liabilities, substantially equivalent to the insurance that comparable companies maintain.

          (b) The Company shall keep, or cause to be kept, true books and records and accounts in which entries will be made of all of the business transactions of the Company and its Subsidiaries
(other than
Rosebud and its Subsidiaries) which shall be full and correct in all material respects and reflect in their respective financial statements adequate accruals and appropriate reserves, all to the extent required by sound business practice and GAAP.

          (c)  The Company shall, and shall cause its
Subsidiaries
(other than Rosebud and its Subsidiaries) to, comply with all statutes, laws, ordinances, or governmental rules and regulations to which it is subject, noncompliance with which would materially adversely affect the prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries
(other than Rosebud and its Subsidiaries) taken as a whole.

          (d)  Neither the Company nor any Restricted
Subsidiary shall
amend, modify or supplement an Employee Settlement Agreement if such amendment, modification or supplement or series of related amendments, modifications or supplements in any 12-month period shall result in additional liability to the Company or its Subsidiaries with a net present value in excess of $5 million.

SECTION 4.17   Value of Claims Represented by Securities.

          The Company covenants and agrees that in any case commenced under Chapter 11 of Title 11 of the United States Code subsequent to the Effective Date involving the Company, the claims represented by the Securities shall equal the full principal amount of the Securities, plus accrued and unpaid interest at the stated rates set forth in the Securities.

SECTION 4.18   Investment Company Act of 1940.

          The Company will not, and will not permit any of its
Subsidiaries to, take any action resulting in its becoming an
"investment company" (as such term is defined in the Investment
Company Act of 1940, as amended).

SECTION 4.19   Notice of Default.

          In the event that any Default under this Indenture shall occur, the Company will give written notice of such Default to the
Trustee within 5 Business Days after its occurrence, specifying the nature and status of such Default and the steps which the Company or its Subsidiaries have taken or propose to take in order to cure such
Default.


                           ARTICLE 5.

                           SUCCESSORS

SECTION 5.01   When Company May Merge, etc.

          The Company shall not consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, any Person unless after giving effect to the proposed consolidation, merger, sale, assignment, transfer or lease:

          (i)  there exists no Default or Event of Default;
and

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, is an entity organized and existing under the laws of the United States, any state thereof or the
District of Columbia; and

          (iii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture (including, without limitation, those under Section
3.09 hereof); and

          (iv) the Person formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, immediately thereafter (A) has Consolidated Net Worth no smaller than the Company immediately prior thereto and
(B) could
incur $1.00 of additional Indebtedness under Section 4.10 above without taking into consideration the proviso thereto.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers'
Certificate to
the foregoing effect and an Opinion of Counsel stating that the proposed transaction and supplemental indenture comply with this
Indenture.

SECTION 5.02   Successor Substituted.

          Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company and its Restricted
Subsidiaries, taken as a whole, in accordance with Section
5.01, the
successor Person formed by such consolidation or into which the
Company is merged or to which such sale, assignment, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under, this Indenture with the same effect as if such successor corporation had been named as the Company herein.
As of the
assumption by the successor corporation of all obligations of the
Company hereunder, all obligations of the predecessor corporation shall terminate.


                           ARTICLE 6.

                      DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default.

          An "Event of Default" occurs if:

          (1) the Company and the Guarantors default in the payment of interest on any Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise, and such default continues for a period of
30 days after such due date;

          (2)  the Company and the Guarantors default in the
payment
of the principal of any Security when the same becomes due
and
payable, whether at maturity, in connection with any sinking fund
payment obligation or redemption, by acceleration or
otherwise or
default under any purchase obligations pursuant to Section
4.14
hereof; provided, however, in the case of any such default resulting from a dispute as to the computation of Excess Net Proceeds, that such default shall have remained uncured for a period of 30 days from the date of notice to the Company from the Trustee as to the existence of, and specifying the basis for, such default;

          (3)  the Company or any of its Restricted
Subsidiaries fails
to observe or perform any of its other covenants or agreements in the
Securities or this Indenture, which failure continues for a period of
30 days after the earlier of (i) the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the
Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding or (ii) the date on which the Company had Actual Knowledge of such failure;

          (4) (a) the Company or any of its Restricted Subsidiaries fails to pay when due (whether at maturity, in connection with any mandatory amortization or redemption, by acceleration or otherwise) any principal of or interest on any Indebtedness now or hereafter outstanding with an aggregate outstanding principal amount in excess of $1 million, which default continues for any period of grace applicable thereto or (b) a default or event of default, as defined in one or more (i) indentures, agreements or other instruments evidencing or under which the Company or any of its Restricted
Subsidiaries individually or collectively have, as of the date of this
Indenture or hereafter, outstanding at least $1 million aggregate principal amount of Indebtedness or (ii) Employee Settlement Agreements (which, in the case of the Employee Settlement Agreement with the PBGC, shall be limited to a default under Section 9.1(a)
thereof), shall occur and be continuing and as a result thereof such
Indebtedness or the Company's or any Restricted Subsidiary's obligations under such Employee Settlement Agreement, as the case may be, referred to in clause (a) or (b) above, shall have been accelerated so that such obligations thereunder shall be due and payable prior to the date on which otherwise due and payable or, in the case of the PBGC, it has foreclosed on the collateral securing the
Company's obligations; provided that if such default or event of default under such indenture or Employee Settlement Agreement or other instrument or agreement shall be remedied or cured by the Company or the Restricted Subsidiary or waived by the holders of such Indebtedness or by the other parties to the relevant agreement entitled to the benefit of the defaulted obligation thereunder, as the case may be, prior to any acceleration thereof (or, in the case of the
PBGC, foreclosure thereunder) then the Event of Default under this
Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Securities;

          (5)  one or more final judgments against the
Company or any
of its Restricted Subsidiaries for payments of money which in the aggregate exceed $1 million, are entered by a court of competent jurisdiction and such judgments are not rescinded, annulled, stayed or discharged within 60 days;

          (6) the Company and its Restricted Subsidiaries, taken as a whole, become unable generally to pay their debts as they become due;

          (7)  the Company or any of its Material Restricted
Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b)  consents to the entry of a judgment,
decree or
order for relief against it in an involuntary case or proceeding,

               (c)  consents to the appointment of a
Custodian for all
or substantially all of its property,

               (d)  makes a general assignment for the
benefit of its
creditors, or

               (e)  applies for, consents to or acquiesces
in the
appointment of, or taking possession by a Custodian;

          (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its
Material Restricted Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law which shall

               (a)  approve as properly filed a petition
seeking
reorganization, arrangement, adjustment or composition;

               (b)  appoint a Custodian for any part of its
property;
or

               (c)  order the winding up or liquidation of
its
affairs;

     and such judgment, decree or order remains unstayed and in effect for a period of sixty (60) consecutive days;

          (9) any bankruptcy or insolvency petition or application is filed, or any bankruptcy case or insolvency proceeding is commenced against, the Company or any of its Material Restricted Subsidiaries and such petition, application, case or proceeding is not dismissed or stayed within sixty (60) days;

          (10) any Termination Event with respect to a Plan shall occur which could reasonably be expected to result in the imposition of a Lien on the assets of the Company or any Restricted
Subsidiary
under Title IV of ERISA in excess of $1,000,000;

          (11) a material Lien, other than a Permitted Lien, shall be imposed on any assets of the Company or a member of its ERISA
Controlled Group in favor of the PBGC or a Plan; or

          (12) the Company or a member of its ERISA
Controlled Group
shall partially or completely withdraw from a Multiemployer Plan which withdrawal results in the imposition of withdrawal liability in excess of $1,000,000 which remains unpaid or shall be a "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments of more than
$1,000,000 to a Multiemployer Plan resulting from the Company's or a member of its ERISA Controlled Group's complete or partial withdrawal
(as described in Section 4203 or 4205 of ERISA).

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or similar laws for the enforcement of creditors' rights. The term "Actual Knowledge" means the actual knowledge of any Officer of the Company; provided, however, that each Officer of the Company shall be deemed to have actual knowledge of any fact that would have come to such Officer's attention if he or she had exercised reasonable care in performing his or her duties, given the nature of his or her duties and the Company's business and organization. The term "Material Restricted Subsidiary" shall mean a Restricted Subsidiary with Consolidated Net Worth exceeding $5 million as of the end of the most recently completed fiscal year or, if such Restricted Subsidiary became a Restricted
Subsidiary after the end of the most recently completed fiscal year, as of the end of the fiscal period most recently preceding the date on which such Restricted Subsidiary became a Restricted Subsidiary.

SECTION 6.02   Acceleration.

          If an Event of Default (other than an Event of Default specified in Section 6.01(7), (8) or (9)) occurs and is continuing, the Trustee by notice to the Company and each of the Guarantors, or the Holders of at least 25% in principal amount of the Securities by notice to the Company, each of the Guarantors and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7), (8) or (9) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of at least 66 2/3% of the principal amount of the Securities may rescind an acceleration and its consequences by notice to the Trustee if the rescission would not conflict with any judgment or decree and if the outstanding Events of
Default have been cured or waived except, unless theretofore cured, nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent
Default or impair any right or remedy with respect thereto.

SECTION 6.03   Other Remedies.

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Guarantee.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative.

          In case the Trustee shall have proceeded to enforce any rights under this Indenture or the Guarantee and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors and the Trustee shall continue as though no such proceeding had been taken.

SECTION 6.04   Waiver of Past Defaults.

          Subject to Sections 6.02, 6.07 and 9.02, the
Holders of at
least 66 2/3% of the principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05   Control by Majority.

          The Holders of a majority in principal amount of the
Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of any Securityholder or would subject the Trustee to personal liability; provided, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. A record date may be set for purposes of determining who may exercise such control.

SECTION 6.06   Limitation on Suits.

          Except as provided in Section 6.07, a
Securityholder may
pursue a remedy with respect to this Indenture or the Securities only if:

          (1)  the Holder gives to the Trustee written
notice of a
continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the
Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

SECTION 6.07   Rights of Holders to Receive Payment.

          Subject only to Section 6.02 hereof, the right of any Holder of a Security to receive payment of principal of and interest on the
Security, on or after the respective due dates (prior to any acceleration) expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08   Collection Suit by Trustee.

          If an Event of Default specified in Section
6.01(1) or (2)
occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the
Guarantors for the whole amount of principal and interest in default.

SECTION 6.09   Trustee May File Proofs of Claims.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, the
Guarantors, their creditors or their property.

          Nothing herein contained shall be deemed to authorize the
Trustee to authorize or consent to or accept or adopt on behalf of any
Holder of the Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Securities in any such proceeding.

SECTION 6.10   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under
Section 7.07;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

SECTION 6.11   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require any party litigating the suit other than the Trustee to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the
Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by
Holders of more than 10% in principal amount of the Securities.


                           ARTICLE 7.

                             TRUSTEE

SECTION 7.01   Acceptance of Trusts; Duties of Trustee.

          The Trustee hereby accepts the trusts imposed upon it by this Indenture and covenants and agrees to perform the same as herein expressed.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of
Default:

               (1)  The Trustee need perform only those
duties that
are specifically set forth in this Indenture and no others.

               (2) In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Where a particular provision of this
Indenture requires delivery of certain certificates and opinions to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this
Indenture.

          (c)  The Trustee may not be relieved from
liability for its
own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

               (2)  The Trustee shall not be liable with
respect to
any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3)  The Trustee shall not be liable with
respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of
this Section 7.01.

          (e) The Trustee may refuse to exercise any of its rights or powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or power, if it has reasonable grounds for believing, and does believe in good faith, that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on any money received by it except as expressly provided with respect to the sinking fund account or as the Trustee may agree in writing with the
Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   Rights of Trustee.

          (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.
The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel and may consult with its counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such
Officers' Certificate, Opinion of Counsel or advice of such counsel.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

SECTION 7.03   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary or any of the Guarantors or an Affiliate thereof with the same rights it would have if it were not Trustee.
Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04   Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture, the Guarantee or the Securities, and it shall not be responsible for any statement in the Securities or the
Guarantee other than its certificate of authentication.

SECTION 7.05   Notice of Defaults.

          If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any
Security or in the case of a Default in making any sinking fund payment, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06   Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning May 15,
1995, the
Trustee shall mail to each Securityholder a brief report dated as of such date in accordance with and to the extent required under TIA
313(a).  The Trustee also shall comply with TIA  313(b).

          A copy of each report at the time of its mailing to
Securityholders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed.
The
Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07   Compensation and Indemnity.

          The Company and each Guarantor, jointly and severally, agree to pay to the Trustee, from time to time, such reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Company and each Guarantor, jointly and severally, agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, advances and disbursements incurred or made by the Trustee in accordance with any provision of this Indenture
(including the
reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

          The Company and each Guarantor, jointly and severally, agree to indemnify the Trustee for, and hold it harmless against, any loss, expense or liability (including the reasonable fees and expenses of agents and counsel) incurred without negligence, bad faith or willful misconduct on its part, in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          To secure the Company's and each Guarantor's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the
Trustee except that held in trust to pay principal and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7), (8) or (9) occurs, the expenses and the compensation for services are intended to constitute expenses of administration under any Bankruptcy
Law.

SECTION 7.08   Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor
Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company and each
Guarantor. The Holders of a majority in principal amount of the
Securities may remove the Trustee by so notifying the Trustee, each
Guarantor and the Company and such Holders may appoint a successor
Trustee with the Company's consent. The Company may remove the
Trustee if:

          (1)  the Trustee fails to comply with Section
7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the
Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor
Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring
Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Guarantors and to the
Company. Thereupon the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall, upon payment of all amounts due it under Section 7.07, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09   Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The
Trustee
shall comply with TIA 310(b), including the optional provision permitted by the second sentence of TIA 310(b)(9).

SECTION 7.11   Preferential Collection of Claims Against
Company.

          The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.


                           ARTICLE 8.

                     DISCHARGE OF INDENTURE

SECTION 8.01   Termination of Company's and Guarantors'
Obligations.

          All of the Company's and each Guarantor's obligations under this Indenture shall terminate when all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee for cancellation or if:

          (1) the Securities mature within six months or all of them are to be called for redemption within six months and there exists no
Default or Event of Default;

          (2) the Company or any Guarantor (x) irrevocably deposits in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay the principal and interest due at maturity or the Redemption Price at redemption, as the case may be and (y) irrevocably instructs the
Trustee in writing to use such money or U.S. Government Obligations to redeem or repay the Securities. The Company or any Guarantor may make the deposit only during the six-month period. Immediately after making the deposit, the Company shall give notice of such event to the
Holders;

          (3) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

          (4) the Company has delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the Company's obligations in Sections
2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03 (and
each
Guarantor's obligation in respect of Sections 4.01 and 7.07) shall survive until the Securities are no longer outstanding, and the
Company's obligations pursuant to Sections 7.07 and 8.03
(and each
Guarantor's obligations in respect of Section 7.07) shall survive any such termination.

          After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the
Company's and each Guarantor's obligations under the Securities, the
Guarantee and this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government
Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

SECTION 8.02   Application of Trust Money.

          The Trustee shall hold in trust money or U.S.
Government
Obligations deposited with it in accordance with the provisions hereof. It shall apply all such deposited money, and all money from
U.S. Government Obligations, through the Paying Agent and in accordance with this Indenture, to the payment of principal of and interest on the Securities.

SECTION 8.03   Repayment to Company or Guarantors.

          The Trustee and the Paying Agent shall promptly pay to the
Company, or if deposited with the Trustee by a Guarantor, to such
Guarantor upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company, or if deposited with the Trustee by a Guarantor, to such Guarantor, upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of
New York or cause to be mailed to each Holder, or both, a notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the
Company, Securityholders entitled to the money must look to the
Company or such Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.04   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section
8.01 by
reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each
Guarantor's obligations under this Indenture, the Guarantee and the
Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.01 until such time as the Trustee or
Paying Agent is permitted to apply all such money or U.S.
Government
Obligations in accordance with Section 8.01; provided, however, that if the Company or any Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying
Agent.


                           ARTICLE 9.

                           AMENDMENTS

SECTION 9.01   Without Consent of Holders.

          The Company and the Trustee may amend or supplement this
Indenture, the Guarantee or the Securities without notice to or the consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Section 5.01;

          (3)  to provide for uncertified securities;

          (4) in order to effect the granting or release of the
Guarantee with respect to any Guarantor in accordance with
Article 10;
or

          (5) to make any change that does not adversely affect the rights of any Securityholder.

SECTION 9.02   With Consent of Holders.

          The Company, with the consent of each Guarantor affected by any amendment or supplement to the Guarantee, may amend or supplement this Indenture, the Guarantee or the Securities with the written consent of the Holders of at least 66 2/3% (except as hereinafter provided) of the principal amount of the Securities then outstanding.
Subject to Section 6.07, the Holders of a majority (except as hereinafter provided) in principal amount of the Securities may waive compliance by the Company or any Guarantor with any provision of this
Indenture, the Guarantee or the Securities without notice to any
Securityholder. However, without the consent of each Securityholder affected, no amendment, supplement or waiver (other than as provided in Section 6.02 hereof), including a waiver pursuant to
Section 6.04,
may:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

          (4) waive a default in the payment of principal of, premium, if any, or interest on any Security;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04, Section 6.07 or this
Section 9.02;

          (7) release any Guarantor from its liability under its
Guarantee except in accordance with the express provisions of Article
10; or

          (8)  make any change in Section 4.14.

          Promptly after an amendment under this Section becomes effective, the Company shall mail to the Securityholders a notice briefly describing the amendment.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03   Compliance with Trust Indenture Act.

          Every amendment to this Indenture, the Guarantee or the
Securities shall comply with the TIA as then in effect.

SECTION 9.04   Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a
Security that evidences the same debt as the consenting
Holder's
Security, even if notation of the consent is not made on any Security.

However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms.

          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder.

SECTION 9.05   Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the
Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06   Trustee Protected.

          The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that adversely affects the
Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officers' Certificate from the
Company and any appropriate Guarantor that any amendment, supplement or waiver complies with the Indenture.


                           ARTICLE 10.

                            GUARANTEE

SECTION 10.01  Guarantee.

          Subject to the provisions of this Article 10, the Company shall cause each Guarantor existing from time to time to unconditionally guarantee, by supplemental indenture, (a) the due and punctual payment of the principal of and interest on each Security authenticated and delivered by the Trustee, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise and the due and punctual payment of interest on the overdue principal of and interest, if any, on such Securities, to the extent lawful, including, in each case, interest accruing after the filing of a petition under any Bankruptcy Law regardless of whether such interest is allowed as a claim against the Company, and (b) the due and punctual performance of any obligation to repurchase Securities pursuant to Section 4.14, and (c) in the case of any extension of time of payment or renewal of any such Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that (i) it will, pursuant to a supplemental indenture, agree to be bound by all covenants and agreements of this Indenture relating to a Guarantor including, without limitation, Sections 4.06 and 4.07 and this Article 10, and (ii) its obligations hereunder and under the supplemental indenture and the Guarantee shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Security or this Indenture, any failure to enforce the provisions of any such
Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, whether by the Holder of such Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the
Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above). The respective
Guarantees of the Guarantors will not be discharged as to any such
Security except by payment in full of the principal thereof and interest thereon or as the Guarantee of any Guarantor may be discharged and terminated as provided in Section 8.01 or as expressly provided in this Section 10.01 below. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any declarations of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under
Article 6, the Trustee shall promptly make a demand for payment of the
Securities under the Guarantee provided for in this Article
10 and not
discharged.

          In the event of (x) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, moratorium, assignment for the benefit of creditors, or other similar proceedings affecting the
Company or its property or assets, or (y) any proceeding for voluntary liquidation, dissolution or other winding up or bankruptcy or other similar proceedings affecting the Company, then and in any such event all amounts due to the Trustee under Section 7.07 of this Indenture, and all the Securities shall first be indefeasibly paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made to any
Guarantor. Each Guarantor hereby irrevocably waives any claim or other rights which it may now have or hereafter acquire against the
Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under the Guarantee including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this
Indenture and the waiver set forth in this Section 10.01 is knowingly made in contemplation of such benefits.

          Upon any Sale of Assets, or any transaction which would be a Sale of Assets if not for the provisions of clause (D) of the definition of Sale of Assets herein, made in compliance with the terms of this Indenture which consists of a sale of all of the Capital Stock of a Guarantor or the sale of a Guarantor by means of any merger or consolidation permitted under this Indenture, such Guarantor's obligations in respect of the Guarantee shall, without payment of any consideration or any further action on the part of any Person, be discharged and terminated; provided, however, no such discharge or termination shall be effective if at the time of such transaction, there shall exist a Default or Event of Default.

          If at any time any Guarantor shall have ceased to be a
Restricted Subsidiary by virtue of its having had total assets with a book value of less than $1,000,000 on the last day of each of any four consecutive fiscal quarters of the Company, such Guarantor shall be released and discharged from its obligations under its Guarantee without payment of any consideration or any further action on the part of any Person.

          Upon its receipt of an Officers' Certificate of the Company that a Subsidiary has ceased to have any obligations under its
Guarantee, as provided in this Section 10.01, the Trustee, the Company and such Restricted Subsidiary (or former Restricted Subsidiary) shall execute and cause to be filed or delivered any instrument, agreement, indenture or document reasonably requested by the Company in an
Officers' Certificate to fully effect each discharge and termination.

SECTION 10.02  Further Assurances.

          The Company has executed and delivered and the Company and all Guarantors will execute and deliver all such instruments and documents, and have done and will do all such acts and other things, at the Company's expense, as may be necessary or desirable, or that the Trustee may reasonably request, to give full force and effect to the Guarantee, in the case of the existence of an Event of Default, to enable the Trustee to exercise and enforce the Securityholders' rights and remedies with respect to the Guarantee.

SECTION 10.03 Authorization of Actions to be Taken by the Trustee
Under the Guarantee.

          The Trustee may, in its sole discretion and without the consent of the Securityholders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Guarantee and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and/or the Guarantors hereunder.
The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to preserve or protect its interests and the interests of the Securityholders.

SECTION 10.04  Authorization of Receipt of Funds by the
Trustee Under
the Guarantee.

          The Trustee is authorized to receive any funds for the benefit of Securityholders distributed under the Guarantee, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 10.05  Termination of Guarantee.

          Upon the discharge of the Guarantee with respect to any one or more Guarantors, the Trustee shall, at the request of the Company, deliver a certificate to such Guarantors stating that such obligations have been discharged in full.

SECTION 10.06  Execution of Guarantee.

          To evidence its guarantee to the Securityholders specified in Section 10.01, each Guarantor hereby agrees to execute the Notation
Relating to Guarantee in the form set forth in Exhibit A hereto on each Security authenticated and delivered by the Trustee. Each
Guarantor hereby agrees that its Guarantee set forth in
Section 10.01
shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such
Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, President or a Vice President, prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be manual or facsimile signatures of the present, past or any future
Officers of the appropriate Guarantor and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the
Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such Officer of the Guarantor.


                           ARTICLE 11.

                          MISCELLANEOUS

SECTION 11.01  Trust Indenture Act Controls.

          If any provision of this Indenture or the Guarantee limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 11.02  Notices.

          Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and when delivered in person, mailed by first-class mail to the other's address stated in this Section 11.02. The Company, any Guarantor or the
Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed to any Securityholder, the Company or any Guarantor in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          All notices or communications shall be in writing.

          The Company's address is:

               Lone Star Industries, Inc.
               300 First Stamford Place
               Stamford, CT  06912-0014
               Attn:  Secretary
               Telephone:  (203) 969-8600
               Facsimile:  (203) 969-8686

          The Guarantors' addresses are in care of the Company.

          The Trustee's address is:

               Chemical Bank
               450 West 33rd St.
               15th Floor
               New York, New York  10001
               Attn:  Corporate Trust Administration
               Telephone:  (212) 613-7655
               Facsimile:  (212) 613-7800


SECTION 11.03  Communication by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA
312(b)
with other Securityholders with respect to their rights under this
Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA
312(c).

SECTION 11.04  Action by Securityholders.

          Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the
Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Holders of Securities in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of
Securities in favor thereof, at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (c) by a combination of such instrument or instruments and any such record of such meeting of Holders, but in each case only to the extent that the
Holders of Securities shall not have revoked such action, consent or vote pursuant to Section 9.04 and Section 11.06.

SECTION 11.05  Proof of Execution of Instruments and of
Holding of
Securities.

          Proof of the execution of any instrument by a Holder of
Securities or his or her agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

          (1) The fact and date of execution of any such instrument may be proved in any manner which the Trustee deems sufficient.

          (2) The ownership of Securities shall be proved by the register of such Security or by a certificate of the Registrar thereof.

          (3) The Trustee shall not be bound to recognize any Person as a Securityholder unless his or her title to any Security is proved in the manner provided in this Article 11.

SECTION 11.06  Revocation of Consents; Future Holders Bound.

          Subject to Section 9.04, at any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.04, of the taking of any action by the Holders of the required percentage of the aggregate principal amount of the Securities specified in this
Indenture in connection with such action, any Holder of a Security which is shown by the evidence to be included in the Securities the
Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 11.05, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the required percentage of the aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusive and binding upon the Company, the Guarantors, the Trustee and the holders of all the Securities.

SECTION 11.07 Obligation to Disclose Beneficial Ownership of
Securities.

          All Securities shall be held and owned upon the express condition that, upon demand of any regulatory agency having jurisdiction over the Company or any Guarantor, and pursuant to law or regulation empowering such agency to assert such demand, any registered Holder shall disclose to such agency the identity of the beneficial owner of all Securities held thereby.

SECTION 11.08  Certificate and Opinion as to Conditions
Precedent.

          Upon any request or application by the Company or any
Guarantor to the Trustee to take any action under this Indenture the
Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this
Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each signer of an Officers' Certificate or an Opinion of
Counsel may (if so stated) rely upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

SECTION 11.09  Statements Required in Certificate or
Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)  a statement that the Person making such
certificate or
opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.10  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

SECTION 11.11  Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are obligated by law, regulation or executive order to remain closed in The City of New York, in the State of New
York or in the city in which the Trustee or any Paying Agent under this Indenture administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

          A "Business Day" is a day other than a Legal
Holiday.

SECTION 11.12  No Recourse Against Others.

          All liability of any director, officer, employee or stockholder, as such, of the Company or any Guarantor with respect to the Securities is waived and released.

SECTION 11.13  Duplicate Originals.

          The parties may sign any number of copies of this Indenture.

Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14  Governing Law.

          The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the
Securities.

SECTION 11.15  No Adverse Interpretation of Other
Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or a
Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.16  Successors.

          All agreements of the Company and each Guarantor in this
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.17  Separability.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 11.18  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.


                           ARTICLE 12.

                MEETINGS OF HOLDERS OF SECURITIES

SECTION 12.01  Purposes of Meetings.

          A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this
Article 12
for any of the following purposes:

          (a)  to give any notice to the Company, any
Guarantor or to
the Trustee, or to give any direction to the Trustee, or to waive any non-performance hereunder, and its consequences, or to take any other action authorized to be taken by Holders of Securities pursuant to any of the provisions of this Indenture;

          (b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Section 7.08;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article
9; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION 12.02  Call of Meetings by Trustee.

          The Trustee may at any time call a meeting of Holders of
Securities to take any action specified in Section 12.01, to be held at such time and at such place in the State of New York, as the
Trustee shall determine. Notice of each meeting of the Holders of
Securities, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be mailed by the Trustee to the Holders of the Securities, not less than 20 nor more than 60 days prior to the date fixed for the meeting, at their last addresses as they shall appear on the register of the Securities.

SECTION 12.03  Call of Meetings by Company or
Securityholders.

          If at any time the Company, pursuant to a resolution of its
Board of Directors, or the holders of at least twenty percent in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders of Securities to take any action authorized in Section 12.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the
Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the State of New York for such meeting, and may call such meeting by mailing notice thereof as provided in Section 12.02.

SECTION 12.04  Persons Entitled to Vote at Meeting.

          To be entitled to vote at any meeting of Holders of
Securities, a Person shall (a) be a Holder of Securities or
(b) be a
Person appointed by an instrument in writing as proxy by a Holder of
Securities. The only Persons who shall be entitled to be present or speak at any meeting of the Holders of the Securities shall be the
Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

SECTION 12.05  Regulations for Meeting.

          Notwithstanding any other provisions of this Indenture, the
Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities in regard to the appointment of proxies, the proof of the holding of Securities, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.05 and the appointment of any proxy shall be proved in the manner specified in such Section 11.05 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or New York Stock Exchange, Inc.
member firm satisfactory to the Trustee.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities as provided in
Section 12.03, in which case the Company or the Holders of the
Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman, and a permanent chairman and a permanent secretary of the meeting shall be elected by vote of the
Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting of Holders of Securities, the presence of persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.
                           SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

     LONE STAR INDUSTRIES, INC.


     By:    John J. Martin
          Title: Sr. Vice President

[SEAL]

Attest:


      John S. Johnson
Title: Assistant Secretary


     CHEMICAL BANK


     By:     John Generale
          Title: Vice President

[SEAL]

Attest:


   Sal Smith
Title: Trust Officer
                                            EXHIBIT A
REGISTERED             [Face of Security]
REGISTERED
NUMBER
DOLLARS

                    LONE STAR INDUSTRIES, INC
........

                    10% SENIOR NOTE DUE 2003

          LONE STAR INDUSTRIES, INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to
_______________ or registered assigns, the principal sum of
_______________ Dollars on July 31,* 2003, and to pay
interest thereon
as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

Interest Payment Dates: January 31 and July 31 of each year, commencing July 31, 1994.

Record Dates: January 15 and July 15 of each year, commencing July
15, 1994.

          The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

          IN WITNESS WHEREOF, LONE STAR INDUSTRIES, INC. has caused this instrument to be duly signed under its corporate seal.

[SEAL]                   LONE STAR INDUSTRIES, INC.


                         By:

                              Title:


                         By:

                              Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.


CHEMICAL BANK
                         as Trustee

By:  ________________________________________
               Authorized Officer


Dated:  _______________________________________
       [REVERSE OF SECURITY]

                   LONE STAR INDUSTRIES, INC.

                    10% SENIOR NOTE DUE 2003

          1. Interest. Lone Star Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The
Company will pay interest semiannually in arrears on July 31 and
January 31 of each year, commencing July 31, 1994. Interest on the
Securities will accrue from the most recent date to which interest has been paid (or, if no interest has been paid, from February 1, 1994).
Interest on overdue principal shall accrue at the rate per annum of
11% from the due date until paid in full. Interest shall be computed on the basis of a 360-day year of 12 30-day months.

          2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.
However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          3.   Paying Agent and Registrar.  Initially,
Chemical Bank
(the "Trustee") will act as Paying Agent and Registrar.  The
Company
may change any Paying Agent, Registrar or co-registrar without notice.

The Company may act in any such capacity.

          4.   Indenture.  The Company has issued the
Securities under
an Indenture, dated as of March 29, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code
 77aaa=77bbbb) (the "Act") as in effect on the date of the Indenture. The Securities are subject to all such terms, and
Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are obligations of the
Company limited to up to $78,000,000 aggregate principal amount
(except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the
Indenture.

          5.   Voluntary Prepayments or Redemption; Open
Market
Purchases. The Securities may be redeemed at the option of the
Company in whole at any time or in part from time to time at the principal amount plus accrued and unpaid interest to the date of such optional redemption (the "Redemption Price"). The Securities may also be purchased by the Company on the open market from time to time without penalty or premium.

          6. Sinking Fund. The Company must make three payments of
$10,000,000 each into a specified sinking fund provided for in the
Indenture. The first payment of $10,000,000 shall be made on or prior to July 31, 2000, the second on or prior to July 31, 2001, and the third on or prior to July 31, 2002. Payments pursuant to this paragraph shall be made to the Trustee in accordance with the provisions of the Indenture. The amount of any sinking fund payment the Company is required to make shall be reduced by the principal amount of any Securities that the Company has optionally redeemed or purchased and delivered to the Trustee for cancellation and that have not been previously applied against the Company's deposit obligations with respect to Excess Net Proceeds redemptions or required sinking fund payments.

          7. Mandatory Redemption. Within forty-five days after the end of each fiscal quarter of the Company in which Excess Net Proceeds shall have been received by the Company or any Restricted Subsidiary, the Company shall deposit all Excess Net Proceeds received during such quarter into an account with the Trustee. Simultaneously with such deposit, the Company shall provide to the Trustee an Officers'
Certificate setting forth (a) a calculation of the Net Proceeds received by the Company or any Restricted Subsidiary during such quarter, (b) a calculation of the amount of Excess Net Proceeds received by the Company or any Restricted Subsidiary and deposited with the Trustee and (c) if appropriate, a statement of the reduction of the amount of such deposit pursuant to the last sentence of Section
3.08 of the Indenture. If at any time there is at least $5 million on deposit with the Trustee pursuant to Section 3.08 of the Indenture, all money in such account shall be used by the Trustee upon receipt of the Officers' Certificate, delivered pursuant to Section
3.01 of
the Indenture, to redeem Securities at the Redemption Price. The amount of any such required deposit shall be reduced by the principal amount of any Securities that the Company has (during a period commencing with the public announcement that a Sale of Assets has occurred in respect of which a deposit of Excess Net Proceeds is expected to be made and ending on the earlier of (i) ninety days after the date of such announcement or (ii) the date on which the deposit is required to be made under the first sentence of Section
3.08 of the
Indenture) optionally redeemed or purchased (whether through open market or other purchases) and delivered to the Trustee for cancellation and that have not been previously applied against the
Company's deposit obligations with respect to Excess Net Proceeds or required sinking fund payments.

          8.   Offers to Purchase.  Section 4.14 of the
Indenture
provides that upon the occurrence of a Change of Control, and subject to further limitations outlined therein, the Company shall make an offer to purchase the Securities in accordance with the procedures set forth in the Indenture.

          9. Guarantee. The Securityholders may be the beneficiaries of a Guarantee made by the Guarantors from time to time as provided in Article 10 of the Indenture. A
Securityholder by
accepting this Note agrees to all of the terms and conditions of the
Guarantee.

          10.  Denominations, Transfer, Exchange.  The
Securities are
in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the
Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.
No
service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part
(except
the unredeemed portion of Securities being redeemed in
part).  Also,
it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          11. Persons Deemed Owners. The registered Holder of this
Note shall be treated as its owner for all purposes.

          12. Merger or Consolidation. The Company may not consolidate or merge with or into, or sell, assign, transfer or lease all or substantially all of its assets to another person unless: (i) there is no outstanding Default or Event of Default; (ii) the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, is an entity organized and existing under the laws of the United
States, any state thereof or the District of Columbia; (iii) such person assumes by supplemental indenture all the obligations of the
Company under the Securities and the Indenture; and (iv) the person formed by or surviving such consolidation or merger, or to which such sale or conveyance shall have been made, immediately thereafter (A) has Consolidated Net Worth no smaller than the Company immediately prior thereto and (B) could incur $1.00 of additional Indebtedness under Section 4.10 of the Indenture without taking into consideration the proviso thereto.

          13. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the
Holders of at least 66 % of the principal amount of the Securities outstanding, and certain existing defaults may be waived with the consent of the Holders of at least 66 % of the principal amount of the Securities outstanding. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Section 5.01 of the Indenture or to make any change that does not adversely affect the right of any Securityholder.

          14. Defaults and Remedies. An Event of Default is:
default in the payment of interest on any Security when the same becomes due and payable, whether at maturity, in connection with any redemption, by acceleration or otherwise, and such default continues for a period of 30 days; default in the payment of the principal of any Security when the same becomes due and payable, whether at maturity, in connection with any sinking fund obligation or redemption, by acceleration or otherwise (provided, however, in the case of any such default resulting from a dispute as to the computation of Excess Net Proceeds, that such default shall have remained uncured for a period of 30 days from the date of notice to the Company from the Trustee as to such default); failure by the
Company or any Restricted Subsidiary to observe or perform in any material respect any of its other covenants or agreements in the
Securities or the Indenture, which failure continues for a period of
30 days after either notice shall have been given to the Company or the date on which the Company had Actual Knowledge of such failure;
failure by the Company or any of its Restricted Subsidiaries to pay when due any principal or interest on any Indebtedness with an aggregate outstanding principal amount in excess of $1 million, which default continues for any period of grace applicable thereto or a default or event of default, as defined in (i) one or more indentures, agreements or other instruments evidencing or under which the Company or any of its Restricted Subsidiaries individually or collectively have outstanding at least $1 million aggregate principal amount of
Indebtedness or (ii) Employee Settlement Agreements (which, in the case of the Employee Settlement Agreement with the Pension Benefit
Guaranty Corporation, shall be limited to a default under Section
9.1(a) thereof) and such Indebtedness or Employee Settlement Agreement shall have been accelerated so that it is due and payable prior to the date on which it would otherwise have become due and payable, unless cured or waived prior to acceleration; entry of one or more final judgments against the Company or any of its Restricted Subsidiaries for payments of money which in the aggregate exceed $1 million, by a court of competent jurisdiction and such judgments are not rescinded, annulled, stayed or discharged within 60 days; the Company and its
Restricted Subsidiaries, taken as a whole, shall become unable generally to pay their debts as they become due; the commencement of a voluntary case under the Federal Bankruptcy law; the occurrence of certain other events under a Bankruptcy Law, including but not limited to the entry of a judgment for relief in respect of the Company or any of its Material Restricted Subsidiaries by a court of competent jurisdiction which remains unstayed and in effect for 60 days; or the occurrence of certain events relating to ERISA Plans of the Company and Restricted Subsidiaries.

          15.  Trustee Dealings with Company.  Chemical
Bank, the
Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the
Company, its Affiliates and Restricted Subsidiaries or the Guarantors, and may otherwise deal with the Company, its Affiliates and Restricted
Subsidiaries or the Guarantors, as if it were not Trustee.

          16. No Recourse Against Others. No director, officer, employee, or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company under the
Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each
Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          17.  Authentication.  This Security and any
related
Guarantee shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties,) JT TEN
(=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER
UPON WRITTEN
REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.
REQUESTS MAY BE
MADE TO:  LONE STAR INDUSTRIES, INC., 300 FIRST STAMFORD
PLACE,
STAMFORD, CT  06912-0014, ATTN:  SECRETARY.


[If Appropriate: NOTATION RELATING TO GUARANTEE


          Each of the undersigned (hereinafter referred to as a
"Guarantor," which term includes any successor person under the
Indenture referred to in the Security upon which this notation is endorsed), has unconditionally guaranteed the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, and the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of the
Securities and to the Trustee pursuant to the Guarantee and the
Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee. Under certain circumstances specified in such Article,
Guarantors may be released from their respective obligations under the
Guarantee without the consent of, or notice to, the Holders of the
Securities.

          No director, officer, employee or stockholder, as such, past, present or future, of any Guarantor or any of its Subsidiaries shall have any personal liability under the Guarantee by reason of his or its status as such.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers or by an authenticating agent.

                                   [GUARANTORS]



                                   By:               ]
     ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

____________________________________________________

____________________________________________________

____________________________________________________
(Print or type assignee's name, address and zip code)

____________________________________________________

____________________________________________________
   (Insert Assignee's Soc. Sec. or Tax I.D. No.)


and irrevocably appoint ___________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. .


Date:______________      Signature(s):
________________________________________


________________________________________
                                   (Sign exactly as your
name(s)
appear on the other side of this Security)


Signature(s) guaranteed by:
____________________________________________________
                         (All signatures must be guaranteed
by a
member of a national securities exchange or of the National
Association of Securities Dealers, Inc. or by a commercial
bank or
trust company located in the United States)